SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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SunCoke Energy, Inc.

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March 21, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of SunCoke Energy, Inc., on Thursday, May 3, 2018 at 9:00 a.m., local time, at the Hotel Arista, 2139 CityGate Lane, Naperville, Illinois 60563.

The following pages contain our notice of annual meeting and proxy statement. Please review this material for information concerning the business to be conducted at the 2018 Annual Meeting, including the nominees for election as directors.

As we have in the past, we are furnishing our proxy statement and other proxy materials to our stockholders over the Internet and mailing paper copies to stockholders who have requested them. For further details, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of the proxy statement.

Whether or not you plan to attend the 2018 Annual Meeting, it is important that your shares be represented. Please vote via telephone, the Internet, proxy card, or voter instruction form.

Thank you for your continued support of SunCoke Energy.

Sincerely,

Michael G. Rippey
President and Chief Executive Officer

SunCoke Energy, Inc. | 1011 Warrenville Road |  Suite 600 | Lisle, Illinois 60532 | tel (630) 824-1000 www.suncoke.com

Notice of Annual Meeting of Stockholders

to be held on May 3, 2018

The 2018 Annual Meeting of Stockholders of SunCoke Energy, Inc. will be held on Thursday, May 3, 2018 at 9:00 a.m., local time, at the Hotel Arista, 2139 CityGate Lane, Naperville, Illinois 60563, for the following purposes:

1.	To elect 2 directors, Mr. Alvin Bledsoe and Ms. Susan R. Landahl, to the class of directors whose term expires in 2021;

2.

To approve an amendment to the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan to increase the number of shares of SunCoke’s common stock, par value $0.01, authorized for issuance under such Plan by 1,500,000 shares, and to make certain other changes reflected in the amendment, as more specifically described in the attached proxy statement;

3.	To consider an advisory vote to approve the 2018 compensation of SunCoke’s named executive officers, as disclosed in the attached proxy statement;

4.	To consider an advisory vote to approve the frequency of future advisory votes on executive compensation;

5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

6.	To transact such other business as may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof.

You may vote at the 2018 Annual Meeting if you were a stockholder of record at the close of business on March 7, 2018. To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the 2018 Annual Meeting in person. Most stockholders have three options for submitting their vote: (1) via telephone, (2) over the Internet, or (3) by mail. You may still vote in person if you attend the 2018 Annual Meeting. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of the proxy statement.

If your shares are held in “street name” in a stock brokerage account, or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the 2018 Annual Meeting. If you do not instruct your broker on how to vote in the election of directors and on executive compensation, your shares will not be voted on these matters.

The approximate date of mailing of the Notice of Internet Availability of Proxy Materials to our stockholders is March 21, 2018, and the attached proxy statement, together with our 2017 Annual Report on Form 10-K, will be made available to our stockholders on that same date. We also will begin mailing paper copies of our proxy statement and other proxy materials to stockholders who have requested them on or about that date.

By order of the Board of Directors,

John J. DiRocco, Jr.

Vice President, Assistant General Counsel and Corporate Secretary

March 21, 2018

i

ii

ABOUT THE ANNUAL MEETING

References to “the Company”, “SunCoke Energy”, “we”, “us” and “our” in this proxy statement mean SunCoke Energy, Inc.

Who is soliciting my vote?

The Board of Directors of SunCoke Energy, Inc. is soliciting your vote at the 2018 Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to furnish our proxy statement and other proxy materials to stockholders on the Internet rather than mailing paper copies to each stockholder. If you received a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, in the mail, you will not receive a paper copy of these materials unless you have requested to receive paper copies. All stockholders have the ability to access our proxy statement and other proxy materials. Instructions on how to do so, or to request a printed copy, may be found on the Notice of Internet Availability. In addition, stockholders may request to receive these materials in printed form by mail on an ongoing basis. The Notice of Internet Availability also will instruct you on how you may vote your shares and how you may vote over the Internet. Note that if you are a participant in the SunCoke 401(k) Plan and have shares of our common stock allocated to your Plan account, you have the right to direct the Plan trustee regarding how to vote those shares. You automatically received a paper copy of these materials in the mail.

What am I voting on?

You are voting on the following proposals:

•	Proposal 1: Election of Mr. Alvin Bledsoe and Ms. Susan R. Landahl to the class of directors whose term expires in 2021 (see pages 6 and 7);

•

Proposal 2: Approval of an amendment to the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan to, among other things, increase the number of shares of common stock authorized for issuance thereunder (see pages 52 through 60);

•	Proposal 3: Non-binding advisory vote to approve the compensation of our named executive officers (see page 61)

•	Proposal 4: To consider an advisory vote to approve the frequency of future advisory votes on executive compensation (see page 63)

•

Proposal 5: Ratification of the of the Audit Committee’s appointment of KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (see page 70); and

•	Any other business properly coming before the meeting.

How does the Board of Directors recommend that I vote my shares?

The Board of Directors’ recommendations can be found with the description of each Proposal in this proxy statement. In summary, the Board of Directors recommends that you vote:

•	Proposal 1: “FOR” the election of each of the nominees for director;

•

Proposal 2: “FOR” approval of certain amendments to the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan, including an increase in the number of shares of common stock reserved for issuance thereunder;

•	Proposal 3: “FOR” the non-binding advisory vote to approve the compensation of our named executive officers

•	Proposal 4: For “ONE YEAR” to hold an advisory stockholder vote to approve executive compensation every year; and

•	Proposal 5: “FOR” the ratification of the Audit Committee’s appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Who is entitled to vote?

Only stockholders of record at the close of business on March 7, 2018 are entitled to vote at the 2018 Annual Meeting. As of that date, there were 64,587,753 shares of our common stock outstanding. Each share of common stock is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the 2018 Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by telephone, internet or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of the close of business on March 7, 2018 must be present in person or by proxy at the meeting. This is referred to as a quorum. Proxy cards or voting instruction forms that reflect abstentions will be counted as shares present to determine whether a quorum exists to hold the 2018 Annual Meeting. Broker non-votes will not be counted for quorum purposes.

How are votes counted? How many votes are needed to approve each of the proposals?

For Proposal 1, you may vote “FOR,” “AGAINST,” or “ABSTAIN” for each director-nominee. The affirmative vote of a majority of the votes cast for the election of directors at the 2018 Annual Meeting is required to elect a nominee as a director. Abstentions and broker non-votes are not counted as a vote cast either “FOR” or “AGAINST” a nominee. Our By-laws set forth the procedures if a nominee does not receive at least a majority of votes cast at a meeting for election of directors where a quorum is present. In an uncontested election, any incumbent nominee for director who does not receive at least a majority of the votes cast must submit his or her resignation. The Governance Committee will evaluate the tendered resignation and make a recommendation to the Board whether to accept or reject the resignation. The Board will act on the tendered resignation and publicly disclose its decision within ninety (90) days after the certification of the election results. If the incumbent director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting, or until his or her successor is duly elected and qualified. If the director’s resignation is accepted by the Board, the Board may fill the resulting vacancy in accordance with the applicable procedures set forth in the By-laws.

For Proposals 2, 3 and 5, you may vote “FOR”, “AGAINST”, or “ABSTAIN,” and the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on these proposals at the 2018 Annual Meeting is required for approval. Thus, in order to be adopted, Proposals 2, 3 and 5 each must receive more than fifty percent (50%) of the shares present in person or represented by a proxy at the meeting and entitled to vote at the meeting. Abstentions will have the effect of a vote “AGAINST” these proposals. Broker non-votes will have no effect on the outcome of any of the matters to be voted on in Proposals 2, 3 and 5.

For Proposal 4, you may vote to hold an advisory say-on-pay vote to approve our executive compensation every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS,” or you may “ABSTAIN.” For Proposal 4, the frequency of the advisory vote to approve executive compensation (every one, two or three years) receiving the affirmative plurality of the votes properly cast on the proposal at the 2018 Annual Meeting will be considered the frequency recommended by stockholders. Abstentions and broker non-votes will have no effect on the voting for this proposal.

How do I vote?

You can vote either in person at the 2018 Annual Meeting or by proxy without attending the meeting. Most stockholders have three options for submitting their votes:

•

via telephone, using the toll-free number listed on your proxy card (if you are a stockholder of record) or voting instruction form (if your shares are held by a broker, financial institution, or other nominee);

•	over the Internet, at the address provided on the Notice of Internet Availability or on your proxy card or voting instruction form; or

•

by marking, signing, dating and mailing your proxy card or voting instruction form and returning it in the envelope provided. If you return your signed proxy card or voting instruction form but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendation of the Board of Directors for each of the proposals for which you did not indicate a vote.

If you are the registered stockholder (that is, if you hold your stock in your name), you can vote via telephone or over the Internet by following the instructions provided on the Notice of Internet Availability or on your proxy card. If your shares are held in “street name” (that is, they are held in the name of a broker, financial institution, or other nominee), you will receive instructions with your materials that you must follow in order to have your shares voted. Please review your voting instruction form to determine whether you will be able to vote via the telephone or over the Internet. The deadline for voting via the telephone or over the Internet for the 2018 Annual Meeting is 11:59 p.m. Eastern Time, May 2, 2018.

Even if you plan to attend the 2018 Annual Meeting, we encourage you to vote your shares by proxy. If your shares are held in “street name,” you must request a legal proxy from your broker, financial institution or other nominee and bring that proxy to the meeting to vote in person at the meeting.

Can I change or revoke my vote?

Yes. You can change or revoke your vote at any time before the polls close at the 2018 Annual Meeting by:

•	re-voting via telephone or over the internet (only your latest telephone or internet vote will be counted),

•	signing and dating a new proxy card and submitting it (only your latest proxy card will be counted),

•	if you are a registered stockholder, delivering timely notice of revocation to the Corporate Secretary, SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532, or

•	attending the 2018 Annual Meeting and voting in person.

If your shares are held in “street name,” please contact your broker, financial institution or other nominee and comply with the broker’s, financial institution’s or other nominee’s procedures if you want to change or revoke your previous voting instructions. Attending the 2018 Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Who counts the votes?

We have retained Broadridge Financial Solutions, Inc. to act as independent inspector of election and as proxy vote tabulator. Broadridge will determine whether or not a quorum is present, will count the shares voted (including shares voted during the Annual Meeting) and will certify the election results.

Can other matters be decided at the 2018 Annual Meeting?

We are not aware of any other matters that will be considered at the 2018 Annual Meeting. If any other matters arise, the named proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The 2018 Annual Meeting is open to all SunCoke Energy stockholders. You may contact Investor Relations for directions at investorrelations@suncoke.com. When you arrive at the Hotel Arista, 2139 CityGate Lane, Naperville, Illinois 60563, signs will direct you to the meeting room. You need not attend the 2018 Annual Meeting in order to vote.

If you wish to attend the 2018 Annual Meeting, please check the box on your proxy or voting instruction form, or as indicated on the internet voting site, or press the appropriate key if voting by telephone. If your shares are held in “street name” and you would like to attend the meeting, please also e-mail investorrelations@suncoke.com or write to Investor Relations, SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532. Include a copy of your brokerage account statement or an omnibus, or legal, proxy (which you can get from your broker, and which you must have, and bring with you, in order to vote in person at the meeting).

At the 2018 Annual Meeting, each stockholder may be asked to present valid picture identification (for example, a driver’s license or passport). If your shares are held in “street name,” you must bring a copy of a brokerage statement, proxy or letter from the broker, financial institution or other nominee confirming ownership of shares of our common stock at the close of trading on March 7, 2018, the record date for the 2018 Annual Meeting.

For security purposes, no cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 3, 2018:

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017 are available in the “Investor Relations” section of our website at the following internet address: http://www.suncoke.com

PROPOSAL 1 — ELECTION OF DIRECTORS

Board of Directors

Our Board of Directors annually recommends the slate of director-nominees for election by stockholders at the Annual Meeting and is responsible for filling vacancies on the Board at any time during the year. The Governance Committee has a process to identify and review qualified candidates to stand for election, and the full Board reviews and has final approval of all potential director nominees being recommended to the stockholders for election. Our Board of Directors currently consists of eight members: Andrew D. Africk, Alvin Bledsoe, Peter B. Hamilton, Susan R. Landahl, Robert A. Peiser, Michael G. Rippey, John W. Rowe and James E. Sweetnam.

Our Board of Directors is divided into three classes, each serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. There are two nominees for election this year. The terms of Alvin Bledsoe and Susan R. Landahl expire this year, and the Board of Directors has nominated each of them for a new three-year term that will expire at the annual meeting in 2021, or until their respective successors are elected and qualified.

Detailed information on these nominees is provided on pages 6 through 11, including a discussion of each nominee’s specific experience, qualifications and attributes or skills that led our Board to conclude that such person should serve as a director of SunCoke Energy. Each of these nominees is a current director, and each has consented to serve if elected. If any nominee is unable to serve as a director at the time of the 2018 Annual Meeting, your proxy may be voted for the election of another nominee proposed by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the 2018 Annual Meeting. At this time, the Board of Directors knows no reason why either of these nominees may not be able to serve as a director if elected.

RECOMMENDATION

The Board of Directors recommends that you vote “FOR” the election of the two nominees for director.

Certain Information Regarding Directors

Below is information regarding the specific experience, qualifications, attributes and skills that qualify the nominees and the directors whose terms of office will continue after the 2018 Annual Meeting to serve as a director of SunCoke Energy.

Nominees to Serve in a Class Whose

Term Expires in 2021

Alvin Bledsoe Age: 70 Committee Membership: Audit (Chair)

Mr. Bledsoe was elected as a director of SunCoke Energy, Inc. in June 2011. Effective September 1, 2017, he also was appointed as a director of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P., our sponsored master limited partnership. From 1972 until his retirement from the firm in 2005, Mr. Bledsoe served in various senior roles at PricewaterhouseCoopers LLP, or PwC (an international accounting firm). In 2007, he joined the Board of Directors of Crestwood Gas Services GP LLC, the general partner of Crestwood Midstream Partners LP (a natural gas and crude oil logistics master limited partnership), formerly Quicksilver Gas Services. Upon the October 2013 merger and subsequent related corporate restructuring between Crestwood Midstream Partners LP, Inergy, L.P. and Inergy Midstream, L.P., Mr. Bledsoe was appointed to the boards of Crestwood Midstream GP LLC, the general partner of Crestwood Midstream Partners LP and Crestwood Equity GP LLC, the general partner of Crestwood Equity Partners LP (a natural gas and crude oil logistics master limited partnership holding company), where he chaired the Audit Committees of both companies. In 2015, Crestwood Equity Partners LP acquired Crestwood Midstream Partners LP and eliminated the need for a separate Board of Directors at Crestwood Midstream Partners GP LLC. Mr. Bledsoe is a director of Crestwood Equity GP LLC, and is the chair of its Audit Committee. From May 2007 to August 2010, Mr. Bledsoe served as a member of the Archuleta County Colorado Financial Advisory Task Force.

Mr. Bledsoe is an experienced finance and public accounting executive, having spent his entire 33-year career with PwC. By virtue of his experience, Mr. Bledsoe is knowledgeable about finance, merger and acquisition transactions and major cost restructurings and possesses knowledge of the mining, utilities and energy industries. In addition, he brings relevant industry expertise, having served clients within these industry sectors and having served as the global leader for PwC’s Energy, Mining and Utilities Industries Assurance and Business Advisory Services Group. While at PwC, Mr. Bledsoe also gained experience working with boards of directors by interfacing with the boards of directors of his clients.

Susan R. Landahl Age: 57 Committee Membership: Audit, Governance

Ms. Landahl was appointed as a director of SunCoke Energy, Inc., effective September 1, 2017. Since June 2015, Ms. Landahl has served as Senior Vice President, Organizational Effectiveness and Integrated Performance Assessment of Exelon Generation Company, LLC, a major generator and marketer of electricity and a subsidiary of Exelon Corporation, one of the nation’s largest power generators, with operations in 48 states. Since joining Exelon in 1999, Ms. Landahl has held a number of senior leadership positions, including Senior Vice President, Operations Integration & Business Development from August 2012 to January 2014, and Chief Operating Officer & Senior Vice President, Exelon Nuclear from June 2010 to August 2012. In this latter position, she oversaw 10 nuclear facilities with 17 nuclear reactors in Illinois, New Jersey and Pennsylvania, and was responsible for 5,000 employees and annual budgets in excess of $1.5 billion. Exelon’s nuclear fleet has since grown to 14 nuclear facilities, including 23 reactors in five states. As Vice President, Industry Leadership at the Institute for Nuclear Power Operations from January 2014 to June 2015, Ms. Landahl led development of INPO 15-005, now the industry standard for leadership development and organizational effectiveness for the entire U.S. nuclear fleet and much of the world. She is a current member of the Advisory Committee for the Future of Nuclear Study.

Ms. Landahl is a knowledgeable and experienced industry leader with strong operational skills and a proven track record for successfully managing large, complex projects and major project turnarounds. She has a keen and strategic understanding of the energy industry, and possesses senior-level business development, planning and managerial experience.

Continuing Directors — Term Expires in 2019

Andrew D. Africk Age: 51 Committee Membership: Compensation

Mr. Africk was appointed as a director of SunCoke Energy, Inc., effective March 7, 2016. Mr. Africk founded Searay Capital LLC (a private investment company) in 2013. He previously spent 21 years at Apollo Global Management LLC (an alternative asset management firm), including as a senior partner responsible for Apollo’s investments in technology and communications, including Apollo’s purchases of Intelsat Ltd. (a global provider of commercial satellite services) and Hughes Communications, Inc. (a leading provider of satellite technology). Mr. Africk serves on the boards of ADT Inc. (the largest home security monitoring company in the U.S.) and of RPX Corp. (a manager of patent assets for the high technology sector). Mr. Africk’s previous public company board service includes Hughes Communications, Inc. (December 2005 to June 2011), where he served as Chair of the Governance Committee and a member of the Compensation Committee; and Hughes Telematics, Inc. (April 2009 to June 2013), where he served as a member of the Compensation Committee. In addition, Mr. Africk serves on several private company boards, and also is a member of the Board of Overseers of the University of Pennsylvania School of Engineering and the UCLA Science Board.

Mr. Africk has significant strategic planning, business development and managerial skills, with more than 20 years of corporate management and director experience. His proficiency in making and managing private equity investments and his extensive knowledge and experience in financing, analyzing and investing in public and private companies make him a valuable resource for SunCoke’s Board of Directors.

Robert A. Peiser Age: 70 Committee Membership: Compensation (Chair)

Mr. Peiser was appointed as a director of SunCoke Energy, Inc., effective March 7, 2016. Mr. Peiser is engaged in active service on public as well as private corporate and not-for-profit boards. From 2008 to May 2010, Mr. Peiser served as the Chief Executive Officer and Chairman of the Board of Omniflight Helicopters, Inc. (an air medical services provider). From April 2002 through January 2008, he was President, CEO and a director of Imperial Sugar Company (a refiner and marketer of sugar products). Mr. Peiser has been a director of USA Truck, Inc. (intermodal transportation and logistics services provider) since February 2012 and has been its Chairman since November 2012. His previous public company board service includes Standard Register Company (October 2013 to November 2015), where he served as chair of its Compensation Committee and was a member of its Governance Committee; Primary Energy Recycling Corp. (June 2013 to December 2014), where he served as Chairman of the Board and was a member of the Audit, Compensation and Governance Committees; Team Industrial Services, Inc. (July 2007 to September 2012), where he was a member of the Audit, Compensation and Executive Committees; Solutia, Inc. (February 2008 to July 2012), where he served as chair of the Governance Committee and was a member of the Risk Committee; and Signature Group Holdings, Inc. (June 2010 to May 2011) where he served as Vice Chairman and was chair of the Audit Committee. In addition, Mr. Peiser previously served as Chairman of the Texas TriCities Chapter of the National Association of Corporate Directors.

Mr. Peiser is an experienced senior-level corporate executive with general operations, financial management, sales and marketing, strategic planning, corporate restructuring and business development experience. He has operated as chief executive officer and/or chief financial officer of both public and private companies in several industries, including transportation services, energy, food processing, retailing, distribution and telecommunications.

John W. Rowe (Chairman) Age: 72 Committee Membership: Executive, Governance

Mr. Rowe was elected as a director of SunCoke Energy, Inc., effective April 1, 2012, and was appointed as non-executive Chairman of the Board effective January 1, 2018. On March 12, 2012, Mr. Rowe retired as Chairman, Chief Executive Officer and director of Exelon Corporation, or Exelon (an electric utility company), and as a director of Commonwealth Edison Company and PECO Energy Company, both subsidiaries of Exelon. He served as a director and Chief Executive Officer or Co-Chief Executive Officer of Exelon since its formation in October 2000. He served as Chairman and Chief Executive Officer of Exelon since April 2002. At various times since 2000, he also held the title of President of Exelon. He previously served as Chairman, President and Chief Executive Officer of Unicom Corporation and Commonwealth Edison Company from March 1998 until October 2000. Mr. Rowe is a director of Northern Trust Corporation (an international financial services company), where he serves as a member of its Corporate Governance Committee, and its Capital Governance Committee, Compensation and Benefits, and Executive Committees. Mr. Rowe also joined the Board of Directors of The Allstate Corporation (an insurance company) in 2012 and serves as a member of its Compensation and Succession Committee and its Nominating and Governance Committee. Effective December 31, 2011, Mr. Rowe retired as a director of Sunoco, Inc. (a transportation fuel provider with interests in logistics) and as chair of its Corporate Responsibility Committee and as a member of its Compensation and Executive Committees.

Mr. Rowe, with nearly 30 years of experience with electric utility companies in various positions, including serving as Chief Executive Officer of Exelon, has senior management-level experience and general operations and manufacturing experience. Mr. Rowe possesses senior management-level strategic planning, business development and managerial experience, as well as health, environment and safety oversight experience. Additionally, Mr. Rowe possesses government relations, regulatory agency and legal experience by virtue of his position as Chief Executive Officer at Exelon and prior business experience and education.

Continuing Directors — Term Expires in 2020

Peter B. Hamilton Age: 71 Committee Membership: Audit, Governance

Mr. Hamilton was elected as a director of SunCoke Energy, Inc. in June 2011. He is the former Senior Vice President and Chief Financial Officer of Brunswick Corporation (a global designer, manufacturer and marketer of recreation products), a position he held from September 2008 until his retirement in February 2013. Mr. Hamilton returned to Brunswick Corporation in September 2008 after retiring from the company in 2007. He was President of the Life Fitness division of Brunswick Corporation from 2005 to 2006 and President of the Brunswick Boat Group from 2006 to 2007. He also served as Vice Chairman of the Board of Brunswick Corporation from 2000 until his initial retirement in 2007. He joined the Board of Directors of Oshkosh Corporation (a designer, manufacturer and marketer of specialty vehicles and vehicle bodies) in 2011 and is the chair of its Audit Committee.

Mr. Hamilton is an experienced corporate executive with a background in management, law, finance and government. Prior to joining Brunswick, Mr. Hamilton served in various positions at Cummins Inc., or Cummins (a diesel and natural gas engine designer, manufacturer and distributor), including Chief Financial Officer. Prior to his tenure at Cummins, Mr. Hamilton was a partner in a Washington, D.C. law firm, held a number of senior positions in the federal government and was an officer in the U.S. Navy.

Michael G. Rippey Age: 60 Chief Executive Officer and President Committee Membership: Executive

Mr. Rippey was appointed as Chief Executive Officer, President and a director of SunCoke Energy, Inc., effective December 1, 2017. At that time, he also was appointed as Chairman, Chief Executive Officer and President of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P., our sponsored master limited partnership. He joins SunCoke most recently from Nippon Steel & Sumitomo Metal Corporation (a leading global steelmaker) where, since 2015, he has served as Senior Advisor. From 2014 to 2015, he served as Chairman of the Board of ArcelorMittal USA (a major domestic steel manufacturer), and from August 2006 through October 2014, he was ArcelorMittal USA’s President and Chief Executive Officer. Prior to that, he successfully rose through progressively responsible financial, commercial and administrative leadership roles at ArcelorMittal USA and its predecessor companies: (i) from 2005 to 2006, he was Executive Vice President, Sales and Marketing at Mittal Steel USA; (ii) from 2000 to 2005, he was Executive Vice President and Chief Financial Officer at lspat Inland Inc.; and (iii) from 1998 to 2000, he served as Vice President, Finance and Chief Financial Officer of Ispat Inland Inc. He began his career with Inland Steel Company (a predecessor to ArcelorMittal USA) in 1984. Mr. Rippey currently serves on the Board of Directors of Olympic Steel, Inc. (NASDAQ: ZEUS), a $1.1 billion steel service center headquartered in Ohio, where he is a member of the Nominating Committee, the Compensation Committee, and the Audit and Compliance Committee. In addition to ArcelorMittal USA, Mr. Rippey’s previous board service includes the National Association of Manufacturers and the American Iron & Steel Institute, where he was a past Chairman of the Board.

As a veteran industry executive, who has overseen operations of some of the largest and most capital intense assets in the world, Mr. Rippey is an accomplished and financially astute leader with a wealth of finance, sales, operations and management experience in the metals industry. He has dealt successfully with dynamic and challenging business environments and, as a past executive officer and Chairman of ArcelorMittal USA, he has an intimate knowledge and understanding of the challenges and opportunities facing SunCoke as it continues to serve the steel industry.

James E. Sweetnam Age: 65 Committee Membership: Compensation, Governance (Chair)

Mr. Sweetnam was elected as a director of SunCoke Energy, Inc. in January 2012. Mr. Sweetnam served as President, Chief Executive Officer and a director of Dana Holding Corporation, or Dana (a motor vehicle parts supplier), from July 2009 until November 2010. From 1997 until June 2009, Mr. Sweetnam served in senior management positions at Eaton Corporation, or Eaton (a global diversified power management company), including as President of the Truck Group from 2001 until June 2009. Prior to joining Eaton, Mr. Sweetnam spent 10 years with Cummins, Inc. (a diesel and natural gas engine designer, manufacturer and distributor) in a variety of senior management positions. He currently serves on the Board of Directors of Republic Airways Holdings, Inc. (an airline holding corporation), where he is a member of its Audit and Compensation Committees. Mr. Sweetnam also serves on the board of LMI (a private, not-for-profit corporation that provides management consulting, research and analysis to governments and other nonprofit organizations), and is a member of its Audit and Governance Committees. From February 2007 until its acquisition by Berkshire Hathaway Inc. in September 2011, Mr. Sweetnam served as a director of Lubrizol Corporation (a specialty chemicals company) and as a member of its Audit, Nominating and Governance, and Organization and Compensation Committees.

Mr. Sweetnam is an experienced corporate executive with senior-level management experience, including service as Chief Executive Officer at Dana, with general operations, manufacturing and engineering experience and a background in international business development and management. Mr. Sweetnam also possesses health, environment and safety oversight experience by virtue of his oversight experience as a senior-level executive at Eaton.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board of Directors is composed of a majority of independent directors and our Audit, Compensation and Governance Committees are each composed entirely of independent directors. Our Executive Committee is composed of one employee director and one independent director.

The following table shows the membership of our Committees as of March 21, 2018:

Name	Executive	Audit	Compensation	Governance

Michael G. Rippey	✓*
John W. Rowe	✓			✓
Andrew D. Africk			✓
Alvin Bledsoe		✓*
Peter B. Hamilton		✓		✓
Susan R. Landahl		✓		✓
Robert A. Peiser			✓*
James E. Sweetnam			✓	✓*

*	Denotes Committee Chair

Meeting Attendance

The Board of Directors held 12 meetings in fiscal 2017. Each director who served in fiscal 2017 attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors during the periods that he or she served in fiscal 2017; and (ii) the total number of meetings of the Committees on which he or she served during the periods that he or she served in fiscal 2017.

Executive Committee

The Executive Committee is composed of Messrs. Rippey and Rowe, and is chaired by Mr. Rippey. The Executive Committee exercises the powers and authority of the Board of Directors to direct the business and affairs of SunCoke Energy in intervals between meetings of the Board of Directors and to implement the policy decisions of the Board of Directors. Actions taken by the Executive Committee are reported to the Board of Directors at its next meeting. There were no meetings of the Executive Committee in fiscal 2017.

The Board of Directors has adopted a written charter for the Executive Committee, which is available on our corporate website at www.suncoke.com.

Audit Committee

All members of the Audit Committee are “independent” as defined in the listing standards of the New York Stock Exchange (or NYSE) and the rules and regulations of the Securities and Exchange Commission (or SEC). The Audit Committee currently is composed of Messrs. Bledsoe and Hamilton and Ms. Landahl, and is chaired by Mr. Bledsoe. The Board of Directors has determined that Messrs. Bledsoe and Hamilton and Ms. Landahl, are independent directors for purposes of serving on an audit committee under applicable SEC and NYSE requirements, and each is financially literate and has accounting or related financial management expertise as required by the applicable rules of the NYSE. The Board also has determined that each of Messrs. Bledsoe and Hamilton qualifies as an “audit committee financial expert” as defined by the applicable rules of the SEC.

The Audit Committee assists the Board of Directors in (1) the appointment, evaluation and compensation of the Company’s independent auditor, (2) the review and monitoring of the Company’s financial statements and disclosures, (3) pre-approval of audit services, internal control-related services and permitted non-audit services, (4) oversight and monitoring of the Company’s internal audit function and independent auditors and (5) monitoring compliance by the Company with legal and regulatory requirements, including the Company’s Code of Business Conduct and Ethics.

The Board of Directors has adopted a written charter for the Audit Committee, which is available on our corporate website at www.suncoke.com. The Audit Committee met nine times in fiscal 2017.

Compensation Committee

The Compensation Committee is composed of Messrs. Africk, Peiser and Sweetnam and is chaired by Mr. Peiser. The Compensation Committee is responsible for the approval, evaluation and oversight of all compensation plans, policies and programs for the executive officers and certain other employees of SunCoke Energy and its subsidiaries. The Compensation Committee also has sole authority over the appointment, evaluation and compensation of any independent compensation consultant it uses in the evaluation of executive officer compensation.

The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.suncoke.com. The Compensation Committee met four times in fiscal 2017.

Governance Committee

The Governance Committee currently is composed of Messrs. Hamilton, Rowe and Sweetnam and Ms Landahl, and is chaired by Mr. Sweetnam. The Governance Committee (1) assists the Board in identifying individuals qualified to become Board members, (2) recommends to the Board director nominees to be considered by stockholders, (3) recommends Corporate Governance Guidelines to the Board, (4) leads the Board in its annual review of Board performance, (5) recommends to the Board nominees for each Board committee, and (6) reviews the form and amount of director compensation and makes recommendations to the Board regarding the Company’s director compensation program.

The Board of Directors has adopted a written charter for the Governance Committee, which is available on our corporate website at www.suncoke.com. The Governance Committee met two times in fiscal 2017.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or ever was an officer or employee of SunCoke Energy or any of our subsidiaries. In addition, none of our executive officers served on the compensation committee or board of directors of any other company of which any of our directors also was an executive officer.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors, upon the recommendation of the Governance Committee, has determined that each of our non-management directors who serves as a director is “independent” under the applicable rules of the NYSE and the SEC and is free of any direct or indirect material relationship with SunCoke Energy or its management.

Board Leadership Structure

Our Board of Directors currently separates the roles of Chairman and Chief Executive Officer. The current leadership structure of the Board of Directors includes our independent non-executive Chairman (Mr. Rowe), and our President and Chief Executive Officer (Mr. Rippey). Our Governance Committee and Board of Directors has determined that the current board leadership structure, with separate roles for the Chairman and the Chief Executive Officer is in the best interests of SunCoke Energy and its stockholders at the present time. A number of factors support the current leadership structure chosen by the Board, including, among others:

•

Separating these two roles increases the Board’s independence from management and leads to better monitoring and oversight, thus reducing the potential for actual or perceived conflicts of interest related to executive compensation, performance and succession.

•

The Chairman provides independent oversight, presiding over the meetings of our Board of Directors (including sessions with only independent directors present) and coordinating the work of the standing Committees of our Board.

•

The Chairman serves as a liaison between our Board and senior management, but having an independent Chairman enables non-management directors to raise issues and concerns for Board consideration without immediately involving management.

•

This governance structure promotes a balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis.

•

Separating the roles of Chairman and Chief Executive Officer promotes overall board independence, allowing the Chief Executive Officer to focus his time and energy on the everyday demands of managing our business successfully (including strategy and operations), while at the same time leveraging the experience and perspectives of the Chairman.

Our Governance Committee annually assesses these roles and the board leadership structure to ensure that the interests of SunCoke Energy and its stockholders are best served. Our By-laws allow the Chief Executive Officer to be designated as Chairman of the Board. If the individual elected as Chairman of the Board is also the Chief Executive Officer, or if the Chairman of the Board is otherwise not independent, then the Chairman of our Governance Committee will act in the role of Lead Director. The duties of such a Lead Director are described in our Corporate Governance Guidelines, and include: (1) the authority to chair those meetings of the Board of Directors at which the Chairman is not present; and (2) the authority to preside at executive sessions of the independent directors. A Lead Director also may provide advice and counsel, as needed, to the Chairman, and/or the Chief Executive Officer, on strategic issues and on Board of Directors and Committee matters generally. If appointed, a Lead Director also would lead the Board and Committee self-evaluation process, as well as the annual evaluation of the Chief Executive Officer by the independent directors.

Except for our Chief Executive Officer, Mr. Rippey, our Board of Directors is composed entirely of independent directors. The Audit, Compensation and Governance Committees are composed solely of independent directors.

Director Qualifications

The Governance Committee annually reviews the qualifications and experience of current directors and identifies specific competencies required in director-nominees. Director-nominees should have a proven record of professional success and leadership and demonstrate the highest personal and professional ethics, integrity and values. The Board of Directors also considers ethnic and gender diversity. Directors also are expected to devote sufficient time and effort to their duties as members of the Board of Directors.

Risk Oversight

In accordance with NYSE requirements, the Audit Committee charter provides that the Audit Committee is responsible for reviewing and discussing SunCoke Energy’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. On a regular basis, our officers who are responsible for monitoring and managing SunCoke Energy’s risks, including our Chairman, President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer and our Senior Vice President, General Counsel and Chief Compliance Officer, make reports to the Audit Committee. The Audit Committee, in turn, reports to the full Board of Directors. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing risk management by engaging in periodic discussions with our officers as it may deem appropriate. In addition, each of our Committees considers the risks within its areas of responsibility. For example, the Audit Committee focuses on risks inherent in our accounting, financial reporting and internal controls, and the Compensation Committee considers the risks that may be implicated by our executive compensation program. The Compensation Committee’s assessment of risk related to compensation practices is discussed in more detail in the Compensation Discussion and Analysis section of this proxy statement. We believe that the leadership structure of our Board of Directors supports its effective oversight of our risk management.

Executive Sessions

Our Board of Directors holds regular executive sessions in which the independent directors meet without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. In accordance with applicable NYSE rules, our Chairman presides over the executive sessions of the independent directors. The independent directors met in executive sessions separate from management eight times during fiscal 2017.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address the following matters, among others: (1) Board of Directors composition and director qualifications; (2) operations of the Board of Directors; (3) responsibilities of the Board of Directors; and (4) Committee structure and responsibilities. These Corporate Governance Guidelines are posted on our corporate website at www.suncoke.com.

Review of Related Person Transactions

The Board of Directors has adopted a written policy that applies to interested transactions with related parties. For purposes of the policy, interested transactions include transactions, arrangements or relationships involving amounts greater than $100,000 in the aggregate in which a participant and a related person has a direct or indirect interest. Related persons are deemed to include executive officers, directors, director-nominees, owners of more than five percent of our common stock or an immediate family member of the preceding group. The policy provides that the Governance Committee is responsible for the review and approval of all such related person transactions.

The Governance Committee reviews the material facts of all interested transactions that require its approval and either approves or disapproves of the entry into the interested transaction, subject to certain exceptions described below. The policy prohibits any director from participating in any discussion or approval of an interested transaction for which such director is a related person, except that such director is required to provide all material information concerning the interested transaction to the Governance Committee. As part of its review and approval of a related person transaction, the Governance Committee considers, among other things, whether the transaction is made on terms no less favorable than terms that would be generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our related person transactions policy also provides that certain interested transactions will have standing pre-approval from the Governance Committee. These include: (1) employment of executive officers if the compensation is disclosed in the proxy statement or approved by the Board of Directors or the Compensation Committee; (2) employment of an immediate family member of a director, director nominee or executive officer with compensation that does not exceed $120,000; (3) director compensation that is disclosed in the proxy statement; (4) transactions with companies where the business is less than the larger of $1 million or two percent of the other company’s total revenues; (5) certain charitable contributions; (6) transactions where all stockholders receive proportional benefits; (7) transactions involving competitive bids; (8) regulated transactions; (9) certain banking services; and (10) certain transactions available to all employees or third parties generally.

Director Attendance Policy

Directors are expected to attend Board of Directors meetings and meetings of Committees on which they serve, as well as our annual meeting of stockholders. With the exception of Mr.  Africk, all the directors attended our annual meeting of stockholders in fiscal 2017.

Indemnification Agreements

Our directors are asked to enter into individual Indemnification Agreements with SunCoke Energy when joining the Board of Directors. The Indemnification Agreement is the same for each director and provides contractual indemnification in addition to the indemnification provided in our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. The Indemnification Agreement provides each director with indemnification to the fullest extent permitted by law. Subject to certain limitations and exceptions, the Indemnification Agreement provides, among other things, that we will indemnify each director against expenses, liabilities, losses, judgments, fines and amounts paid in settlement incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the director is or was our director or by reason of the fact that the director is or was serving at our request as a director, officer, manager, trustee, fiduciary, employee or agent of another entity, with certain stated exceptions. In addition, under the Indemnification Agreement, we are obligated to advance payment to each director for all expenses reasonably incurred by such director with respect to the events or occurrences specified above, provided that the director must repay the advanced expenses to the extent that it is ultimately determined that the director is not entitled to indemnification under the terms of the Indemnification Agreement.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our Chairman, President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Vice President and Controller and other senior financial officers. The Code of Business Conduct and Ethics is posted on our corporate website at www.suncoke.com.

Communications with the Board

Stockholders and other interested persons may communicate any concerns they may have regarding SunCoke Energy to the attention of the Board of Directors or to any specific member of the Board of Directors, including the Chairman, by writing to the following address:

SunCoke Energy, Inc.

c/o Corporate Secretary

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

Communications directed to the independent directors as a group should be sent to the attention of the Chairman, c/o the Corporate Secretary, at the address indicated above. Any stockholder or other interested person who has a particular concern regarding accounting, internal accounting controls or other audit matters that he or she wishes to bring to the attention of the Audit Committee of the Board of Directors may communicate those concerns to the Audit Committee or its Chair, c/o the Corporate Secretary, using the address indicated above.

Governance Committee Process for Director Nominations

The Governance Committee evaluates potential director candidates and makes recommendations to the Board of Directors. Candidates may be identified by current directors, by a search firm or by stockholders. The Governance Committee may engage the services of a third-party consultant to assist in identifying and screening potential candidates. The Governance Committee’s evaluation of a candidate generally includes inquiries as to the candidate’s reputation and background, examination of the candidate’s experience and skills in relation to the Board of Director’s requirements at the time, consideration of the candidate’s independence as measured by the Board of Director’s independence standards and any other considerations that the Governance Committee deems appropriate. Candidates should have a proven record of professional success and leadership and demonstrate the highest personal and professional ethics, integrity and values. Ethnic and gender diversity also are considered. At least annually, the Governance Committee reviews the criteria for the nomination of director candidates and approves changes to the criteria, as appropriate. Following its evaluation process, the Governance Committee recommends candidates to the full Board of Directors. The Board of Directors makes the final determination regarding a candidate based on its consideration of the Governance Committee’s recommendation. Candidates recommended by our stockholders will be evaluated on the same basis as candidates recommended by current directors, search firms, or third-party consultants.

Oversight of Management Succession

The Company has adopted a management succession policy pursuant to which the Board of Directors regularly reviews the Company’s succession plan for the CEO and other senior executives. This process is designed to prepare the Company for both planned succession events, such as Mr. Henderson’s recent retirement as CEO in 2017, as well as unplanned succession events, such as those arising from unexpected illness or death or other sudden departure, to ensure the stability and accountability of the Company during periods of transition. The Company’s management succession policy reflects the thorough process utilized during the Company’s recent transition from Mr. Henderson to Mr. Rippey as CEO. The Board of Directors’ periodic review includes an evaluation of potential candidates for the CEO position and other senior executive positions, including an assessment of whether each candidate possesses the skills, experience, education, and other attributes that the Board of Directors believes to be required for such positions in light of the Company’s business, operations, strategy and culture. The Company’s management succession policy also provides process guidelines in the event of an emergency management succession event.

DIRECTOR COMPENSATION

The compensation program for our independent directors is designed to attract experienced and highly qualified directors, provide appropriate compensation for their time, efforts, commitment and contributions to SunCoke Energy and our stockholders and align the interests of the independent directors and our stockholders.

Annual Retainer

SunCoke Energy does not pay meeting fees. The table below summarizes the current structure of our independent director compensation program for SunCoke Energy’s independent directors, with the exception of Mr. Bledsoe, whose compensation is described in further detail below:

BOARD SERVICE
Annual Retainer (Cash Portion)	$70,000
Annual Retainer (Stock Portion)	$110,000

COMMITTEE SERVICE
Annual non-executive Chairman Retainer	$80,000
Annual Lead Director Retainer (if applicable)	$30,000
Annual Committee Chair Retainers:
• Audit Committee Chair	$25,000
• Compensation Committee Chair	$15,000
• All Other Committee Chairs	$10,000
Annual Audit Committee Member Retainer	$10,000

Retainer Stock Plan

The SunCoke Energy, Inc. Retainer Stock Plan for Outside Directors, or Retainer Stock Plan, provides for the payment of a portion of the independent directors’ annual retainer in the form of our common stock. The Retainer Stock Plan also allows each independent director to elect to receive payment of all or a portion of his or her cash retainer(s) in the form of our common stock. Payments pursuant to the Retainer Stock Plan are made quarterly in the number of shares of our common stock determined by dividing one-fourth of the aggregate portion of the annual retainer payable in our common stock by the average closing price for a share of our common stock for the ten trading days on the NYSE immediately prior to the payment date.

Director’s Deferred Compensation Plan

The SunCoke Energy, Inc. Directors’ Deferred Compensation Plan, or Directors’ Deferred Compensation Plan, permits independent directors to defer a portion of their stock and cash compensation. Each independent director has the option to designate his or her deferred compensation as share units, cash units or a combination of both. Cash units accrue interest at a rate set annually by the Governance Committee. A share unit is treated as if it were invested in shares of our common stock, but it does not have voting rights. If share units are chosen, dividend equivalents are credited in the form of additional share units. Payments of compensation deferred under the Directors’ Deferred Compensation Plan will be made at, or commence on, January 15 of the calendar year following the calendar year in which an independent director ceases to provide services to SunCoke Energy, with any successive annual installment payments to be made no earlier than January 15 of each such year. Share units are settled in cash based upon the average closing price for a share of our common stock for the ten trading days on the NYSE immediately prior to the payment date.

Director Stock Ownership Guidelines

Each independent director is expected to own a number of shares of our common stock having an aggregate market value equal to at least five times the independent director’s annual cash retainer. SunCoke common share units that are credited to an independent director’s deferred compensation account under the Directors’ Deferred Compensation Plan will be counted for purposes of determining compliance with these guidelines. Once the applicable guideline ownership level has been attained, compliance will not otherwise be affected by a subsequent decline in the trading price of SunCoke common stock. Our directors are allowed a five-year phase-in period to reach their respective stock ownership goals in order to comply with the applicable guidelines. As of December 31, 2017, all of our independent directors were in compliance with the guidelines. Messrs. Africk and Peiser were appointed as independent directors effective March 7, 2016, and Ms. Landahl was appointed as an independent director effective September 1, 2017. Each of Messrs. Africk and Peiser and Ms. Landahl will have five years in which to meet their respective stock ownership goals.

Director Compensation Table

The following table sets forth the compensation for our independent directors in fiscal 2017:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)

Andrew D. Africk	70,000	110,000	—	—	—	—	180,000
Alvin Bledsoe (4)	90,333	102,667	—	—	—	—	193,000
Robert J. Darnall (5)	29,011	39,890	—	—	—	2,217	71,118
Peter B. Hamilton	76,667	110,000	—	—	—	—	186,667
Susan R. Landahl (6)	23,333	36,667	—	—	—	—	60,000
Karen B. Peetz (7)	—	—	—	—	—	—	—
Robert A. Peiser (4)	85,000	110,000	—	—	—	—	195,000
John W. Rowe (4)	110,000	110,000	—	—	—	—	220,000
James E. Sweetnam	80,000	110,000	—	—	—	14,637	204,637

(1)

The amounts in this column include all cash retainers paid, or deferred pursuant to the Directors’ Deferred Compensation Plan. Mr. Sweetnam deferred his cash compensation into the Directors’ Deferred Compensation Plan in the form of cash units, credited with interest at an annual rate of 3.31%.

(2)

The amounts in this column represent the grant date fair value of the stock retainer payments paid to each director in fiscal 2017 as of the date of each quarterly payment, calculated pursuant to FASB ASC Topic 718. The number of shares granted to each non-employee director was determined by dividing the $27,500 quarterly stock retainer payment by the average closing price of a share of common stock for the ten trading days preceding the date of grant. Messrs. Bledsoe, Rowe and Sweetnam and Ms. Landahl each deferred their respective stock retainers into the Directors’ Deferred Compensation Plan.

(3)	Amounts shown in this column reflect interest credited on deferred cash account balances in the SunCoke Energy, Inc. Directors’ Deferred Compensation Plan.

(4)

On September 1, 2017, Mr. Bledsoe was appointed to chair the Audit Committee of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P., our sponsored master limited partnership, whose common units representing limited partner interests, are publicly traded on the NYSE. Mr. Bledsoe also will continue to serve in his current role as Chair of SunCoke Energy’s Audit Committee.

In connection with his appointment to the Audit Committee of SunCoke Energy Partners GP LLC, Mr. Bledsoe became eligible to participate in the SunCoke Energy Partners, L.P. Long-Term Incentive Plan, as an independent director of the general partner. As a consequence, Mr. Bledsoe receives an equity retainer paid pursuant to such plan.

The table below sets forth the total value of Mr. Bledsoe’s combined annual independent director compensation, showing the allocation of payments from each of SunCoke Energy and our master limited partnership’s general partner:

	SunCoke Energy Partners GP LLC (“SXCP GP”)	SunCoke Energy, Inc. (“SunCoke”)
• Annual Retainer (Cash Portion)	$52,000	$56,000
• Annual Retainer (Equity Portion)	$68,000	$88,000
SUBTOTAL (Base Retainers Only)	$120,000	$144,000
• Audit Committee Chair Retainer (Cash)	$20,000	$25,000
TOTAL	$140,000	$169,000

(5)

Mr. Darnall retired from SunCoke Energy’s Board of Directors effective May 4, 2017. Figures in the foregoing table reflect the prorated amount of his compensation earned during the first half of 2017. During his tenure on our Board of Directors, Mr. Darnall had elected to defer a portion of his compensation into the Directors’ Deferred Compensation Plan, in the form of share units. Upon his retirement from the Board, Mr. Darnall elected to convert the entire balance of these share units into cash units, pursuant to the terms of the Directors’ Deferred Compensation Plan. The converted share units were valued using the average closing price of a share of SunCoke Energy common stock for the ten trading days preceding the effective date of this one-time conversion election. In accordance with his deferred compensation payout election, Mr. Darnall will receive payment in cash, in three successive and approximately equal annual installments, of the compensation credited to his deferred compensation account. The first of these three cash installment payments to Mr. Darnall, in the amount of $34,231.59, was made on January 22, 2018.

(6)

Ms. Landahl was appointed as an independent director, effective September 1, 2017. Figures in the foregoing table reflect the proration of the cash and stock compensation earned by Ms. Landahl during the third quarter of 2017.

(7)

Ms. Peetz resigned from SunCoke Energy’s Board of Directors effective February 18, 2016. During her tenure on our Board of Directors, Ms. Peetz had elected to defer both her cash and stock compensation into the Directors’ Deferred Compensation Plan. In accordance with the terms of such election, Ms. Peetz will receive payment in cash, in three successive and approximately equal annual installments, of the compensation credited to her deferred compensation account. The second of these three cash installment payments to Ms. Peetz, in the amount of $268,850.27, was made on January 22, 2018. During 2017, Ms. Peetz’ deferred cash account was credited with interest of $7,961.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated in the Annual Report on Form 10-K for the year ended December 31, 2017.

Members of the Compensation Committee:

•	Robert A. Peiser (Chair)

•	James E. Sweetnam

•	Andrew D. Africk

Compensation Discussion and Analysis (“CD&A”)

The following CD&A describes the material elements of the 2017 compensation and benefit programs for our named executive officers, or NEOs. Our NEOs for 2017, which consist of those executive officers who appear in the Summary Compensation Table, were:

(1)	Frederick A. Henderson, Chairman, President and Chief Executive Officer from January 1, 2017 through November 30, 2017; and Executive Chairman from December 1, through December 31, 2017;

(2)	Michael G. Rippey, President and Chief Executive Officer effective December 1, 2017;

(3)	Fay West, Senior Vice President and Chief Financial Officer;

(4)	P. Michael Hardesty, Senior Vice President Commercial Operations, Business Development, Terminals and International Coke;

(5)	Katherine T. Gates, Senior Vice President, General Counsel and Chief Compliance Officer; and

(6)	Gary P. Yeaw, Senior Vice President, Human Resources.

The CD&A is organized into six sections:

SECTION 1 -- EXECUTIVE SUMMARY

SECTION 2 -- OUR COMPENSATION PHILOSOPHY

SECTION 3 -- ELEMENTS OF EXECUTIVE COMPENSATION

SECTION 4 -- ROLE OF MANAGEMENT, COMPENSATION CONSULTANTS AND

                             USE OF MARKET DATA

SECTION 5 -- PAY MIX, OPPORTUNITY AND LEVERAGE

SECTION 6 -- OTHER COMPENSATION INFORMATION

SECTION 1 -- EXECUTIVE SUMMARY

2017 was a year of improvement for SunCoke in an environment that saw gradual improvement in the steel and coal markets. Adjusted EBITDA for 2017 was $234.7 million, an 8% improvement over 2016 and at the higher end of our guidance to investors. Operating Cash Flow of $148.5 million, although lower than an exceptional year in 2016, remained strong.

Our domestic coke making operations produced operating results in line with expectations. The impacts associated with our continued Indiana Harbor oven rebuild campaign offset benefits from the remainder of our domestic coke and Brazil cokemaking facilities. Logistics revenue and earnings were also in line with expectations. We captured several new business growth opportunities handling petcoke and aggregates at our Convent Terminal, broadening our customer base and leveraging this strategically positioned asset.

The following chart illustrates our historical earnings, cash generation and Total Shareholder Return (TSR).

For a reconciliation of Adjusted EBITDA, a non-GAAP measure, to net income and net cash provided by operating activities, which are its most directly comparable financial measures calculated and presented in accordance with GAAP, please refer to Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2017.

Changes to our Executive Compensation Programs

During 2017, the Company implemented the following changes to our executive compensation plans:

•

For fiscal year 2017 compensation decisions, we restructured our compensation peer group to shift the selection emphasis from revenue to EBITDA, a more relevant metric given the nature of our business model.

•	To emphasize near-term performance, we maintained the shift of a portion of the long-term incentive component in the mix of NEOs’ pay to the annual incentive plan component.

•

In order to simplify the Annual Incentive Plan, we eliminated pre-tax return on invested capital as a metric and reallocated the weighting to Adjusted EBITDA. Pre-tax ROIC continues to be one of two core metrics in our long-term performance shares. We also reduced the weighting for Safety & Environmental to 10% along with the payout maximum of 150% on those metrics, and shifted the resulting 10% to Adjusted EBITDA.

•

We realigned the PSU performance metrics to be a balance of cumulative 3-year EBITDA and pre-tax Return on Invested Capital, with a modifier for Total Shareholder Return (TSR) relative to the NASDAQ Iron and Steel index.

•

To aid in retention and provide a mechanism for NEOs to accumulate share ownership, a portion (20%) of the long-term incentive awards for NEOs, other than the CEO, was granted in restricted share units. We continued to utilize at-market stock options, performance-based stock options and performance-based restricted share units (RSUs) for the remainder of the grant. Consistent with 2016, there were no service-based restricted share units awarded to the CEO.

•	We reinstated company contributions to the Savings Restoration Plan.

The Company implemented the following changes to our executive compensation programs for 2018:

•

In light of our share price improvement over the last two years, we have reversed the shift in value from the Long-term Incentive component to the Annual Incentive component of our NEO compensation structure. This returns the mix of salary, short and long-term incentives for our executives to one which is more consistent with peer and market practices, and aligns with the interests of shareholders.

•

We are using a mix of performance share units, restricted share units (for NEOs other than the CEO) and at-market stock options. We have discontinued the use of performance stock options to reflect market practice and recognize that performance-contingent options were used when our stock was at historically low levels. We reduced the TSR modifier on our performance share units from 50% to 25%, but incorporated a provision such that if TSR is negative over the performance period, the payout is capped at 100% of target.

CEO Transition

Mr. Henderson elected to retire from the Company on December 31, 2017. Michael G. Rippey was appointed by the Board of Directors as President and CEO effective December 1, 2017. To provide for a smooth transition, Mr. Henderson continued to serve as executive Chairman through December 31, 2017, at which time John W. Rowe, who was the Company’s lead director, assumed the role of non-executive Chairman. In connection with Mr. Rippey’s appointment, the following are the key elements of his executive compensation:

•	Base annual salary of $750,000.

•	Annual Incentive target under the Company’s Annual Incentive Plan of 100% of base annual salary. Mr. Rippey was not eligible for an annual incentive payment related to 2017.

•

Mr. Rippey received a long-term incentive award for 2018 under the Company’s Long-term Performance Enhancement Plan of $2,000,000 on December 6, 2017. This award consisted of 80% performance share units and 20% market stock options.

Based on the employment terms negotiated with the Compensation Committee, Mr. Rippey’s total compensation at target for 2018 will be approximately 78% of the 2017 CEO targeted compensation.

Mr. Henderson will receive an annual incentive bonus for 2017, and his equity will vest to the extent provided for by the provisions of the Long-term Performance Improvement Plan and prior grant agreements.

Realizable Pay

To put the Company’s performance-based linkage into perspective, it is important to consider not only targeted pay levels, but also the realizable pay for the executives at year-end and how this value tracks with shareholder return over time. The chart below shows that the former CEO’s realizable pay tracks the trend of the shareholder return, and that it was significantly below his target pay in the two years where TSR experienced a significant decline, demonstrating the linkage between TSR and realizable pay.

Realizable pay is the actual base salary and annual bonus earned in each year, plus the value of equity awards at the end of each fiscal year. The value of the equity awards is calculated as: (a) RSU awards granted in the last three years; (b) in-the-money value of stock options received in the last three years; and (c) PSU awards granted in the last three years based on the projected payout at the end of each fiscal year. For each year’s realizable pay value, the sum of equity awards was divided by a factor of three to determine the annualized value of equity.

Shareholder Engagement

The Company regularly engages with its largest, actively managed shareholders on many issues, including executive compensation. In March of 2016, we added two new Directors, who were recommended by our two largest shareholders at that time, to our Compensation Committee, including the Chair of the Compensation Committee. Feedback from shareholders and the new Directors was considered in a number of the changes made in recent years, including the changes made to our long-term incentive award structure, the shift in the compensation mix from long-term to short-term incentives, the restructuring of the CEO’s compensation and the changes made to the Peer Group. Importantly, in 2017, the Company held discussions with its largest actively managed investors and no material comments or recommendations were received.

In summary, we believe shareholders should support our compensation structure and actions for the following reasons:

1.

Our compensation structure is aligned with shareholder interests. Relative to our peer group and based on industry surveys, our mix of performance-based equity vehicles is more aggressive than peers. The percentage of performance-based equity awards such as PSUs is higher than most other companies. Our metrics and targets are aggressive, evidenced by the fact that we have historically been challenged to achieve them. We do not have practices or provisions in our plans that would be considered excessive or inappropriate.

2.

In reaction to the downturn in the steel and coal markets, and the corresponding fall in our share price in late 2015 and early 2016, we took decisive action to control costs, including compensation costs. We also restructured our equity programs to reduce share usage during a period when our share price had significantly declined.

3.

Our executives’ realizable and realized pay has historically reflected total shareholder return, meaning that our executives have been appropriately rewarded or penalized for financial and share price performance.

SECTION 2 -- OUR COMPENSATION PHILOSOPHY

The principles of our compensation strategy are tied to increasing stockholder value over the long-term and are as follows:

•

Our compensation structure has a strong performance orientation, with a significant portion of pay at risk based on performance. The level of pay at risk increases progressively at positions of greater responsibility.

•	Our compensation levels use the median of the market as a reference point, with flexibility for individual experience and performance.

•	The market is defined by reference to general industry, as well as a specific peer group.

•	Leadership compensation is aligned with shareholders’ interests, and leadership will be rewarded when the interests of stockholders are advanced.

•	The compensation structure supports our need to attract and retain top level talent, individuals with critical skills and top performers.

•	We provide competitive benefits in a manner that emphasizes flexibility and the avoidance of legacy liabilities. For example, our NEOs have no defined benefit pension plan or retiree medical plan.

Below we summarize certain executive compensation practices that we have implemented, and other practices that we have avoided:

WHAT WE DO:

✓    Tie a high percentage of executive pay to performance

✓    Establish measurable goals and objectives in the beginning of the performance period for performance-based grants

✓    Structure our compensation programs to avoid incentives to take excessive risk

✓    Maintain “double-trigger” vesting provisions on severance and equity upon a change in control

✓    Pay dividends or dividend equivalents on share unit awards only to the extent shares are earned and vested

✓    Review “tally sheets” that illustrate the total payment from all programs to executives under certain termination scenarios

✓    Require our executive officers and directors to hold Company stock pursuant to stock ownership guidelines

✓    Have a recoupment, or “claw back”, policy

✓    Prohibit the following activities by executive officers or directors:

¡     Hedging transactions, and/or short sales involving Company stock

¡     Pledging Company stock, or depositing or holding Company stock in a margin account

✓    Rely on the advice of an independent compensation consultant who provides no other services to the Company

WHAT WE DON’T DO:

×       No perquisites

×      No tax gross-ups, including on change in control payments

×       No re-pricing or cash buyout of out-of-the-money stock options

×       No individual employment contracts or change of control agreements

×       No inclusion of the value of equity awards in pension or severance calculations

SECTION 3 -- ELEMENTS OF EXECUTIVE COMPENSATION

Our 2017 compensation program emphasized performance-based compensation that promoted the achievement of short and long-term business objectives that were aligned with our business strategy and rewarded performance when those objectives were met. The basic elements of our compensation program are as follows:

Base Salary: Base salary is intended to provide a certain level of fixed cash pay that compensates an executive for job performance and reflects the scope and level of responsibilities for each role. Competitive salary helps to recruit and retain executives.

Annual Cash Incentives: Annual cash incentives are paid after the end of each year based on the level of attainment of performance goals. This component, which can result in a payment of 0-200% of target opportunity, promotes achievement of our annual business objectives. The use of four metrics, which include financial, safety and environmental measures, provides a holistic view of performance, which balances financial and operational performance while limiting reliance on any one metric which could encourage excessive risk-taking.

Long-Term Incentives: These awards are designed to provide a strong incentive for executives to pursue business strategies intended to increase our stock price and thus provide strong alignment with stockholders’ interests. These awards also promote executive retention. Generally, when equity is awarded, restricted share units and stock options vest ratably over three years. In addition, the performance share units vest on the third anniversary of the date of grant, to the extent that certain performance goals are met.

SECTION 4 -- ROLE OF MANAGEMENT, COMPENSATION CONSULTANTS AND MARKET DATA

Each year, the Board of Directors establishes measurable performance goals and objectives for the CEO and the Company, and reviews and evaluates the CEO’s performance considering these goals and objectives. The Compensation Committee annually provides a recommendation to the full Board regarding the compensation levels and incentive payouts applicable to the CEO, based upon the Board’s review and assessment of the CEO’s performance. In its review of the incentive components of CEO compensation, the Compensation Committee also may consider many factors, including, but not limited, to the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years. The Board then makes a determination regarding CEO compensation after considering the Compensation Committee’s recommendations. The Compensation Committee and the CEO also discuss the financial metrics to be used to measure the performance of the Company and its business units.

The CEO reviews the performance of our NEOs, other than himself, and makes recommendations to the Compensation Committee with respect to their compensation, including salary, annual cash incentive opportunities and grants of long-term incentive awards. The Compensation Committee reviews and determines the compensation of these executives after considering the CEO’s input and recommendations, and its own judgment of each executive’s performance during the period. The CEO attends Compensation Committee meetings but is not present for, and does not participate in, discussions concerning his own compensation. In addition, the CEO does not attend the executive sessions of the Compensation Committee.

Under its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant used in the evaluation of executive compensation, and has the sole authority to approve the retention terms of the consultant, including fees. Since 2011, the Compensation Committee has retained Compensation Advisory Partners, or CAP, an independent compensation consulting firm, to provide advice on executive compensation matters. Pursuant to the NYSE listing standards, the Compensation Committee regularly reviews the consultant’s independence relative to key factors, including: (i) whether the consultant provides any other services to the Company; (ii) the amount of fees paid relative to the total revenue of the firm; (iii) policies in place to prevent conflicts of interest; (iv) any personal or business relationships with members of the Compensation Committee; (v) ownership of SunCoke stock and (vi) any personal or business relationships with executive officers. Based on its assessment, the Compensation Committee concluded that CAP is independent and that no conflicts of interest exist.

CAP provides advice on emerging trends, competitive pay levels and regulatory developments as they relate to executive compensation. CAP’s services included evaluating our NEO total compensation competitive positioning, developing our compensation peer group, assisting in our long-term incentive plan design, assessing potential risks in our incentive plans and assisting in the preparation of this Compensation Discussion and Analysis. CAP performs no other work for us.

We operate in a unique sector of the industry, with no public companies that are direct competitors. The market data that the Compensation Committee considers when making executive compensation decisions is based in part on information from national surveys conducted by Willis Towers Watson and Mercer. During 2017, the SunCoke Energy survey data was a blend of general industry survey data for companies with revenues of between $1 billion and $3 billion.

To supplement the survey data when making compensation decisions for 2017, management recommended and the Compensation Committee approved a peer group of 18 companies. During 2016, the Compensation Committee undertook a comprehensive review of the Company’s peer group, considering several potential criteria for selecting peer companies and also considering feedback from our largest shareholder. Unlike many companies, the nature of SunCoke’s long-term, take-or-pay contracts, which pass through commodity and certain operating costs to customers, makes revenue less relevant. As a result of this review, the Company adopted a new selection criterion, which uses EBITDA as the primary financial metric in selecting companies from comparable industries, rather than revenue. Selected companies generally fall within the range of one-third to three times of SunCoke’s EBITDA; however, the Compensation Committee also considers other financial metrics, including market capitalization, enterprise value and revenue in making the final determination of peer companies. As a result of this review, the below changes were made to the 2016 peer group.

Companies Added	Companies Removed

• Cliffs Natural Resources	• Airgas, Inc.

• Eagle Materials, Inc.	• Albemarle Corporation

• Headwaters Incorporated	• A.M Castle & Company

• Kraton Corporation	• Globe Specialty Metals, Inc.

• Mineral Technologies, Inc	• GrafTech International Ltd.

• Quaker Chemical Corporation	• Martin Marietta Materials, Inc.

• Schnitzer Steel Industries, Inc.	• Vulcan Materials Company

• U.S. Concrete, Inc.	• W.R Grace & Company

• Westmoreland Coal Company

The approved 2017 compensation peer group included the following companies:

Company	2017 EBITDA	3-Year EBITDA	2017 Revenue	Market Cap. at 12/31/17	Enterprise Value at 12/31/17	Primary Industry
	(millions)	(millions)	(millions)	(millions)	(millions)
AK Steel Holding Corporation	$533	$1,390	$6,081	$1,782	$4,164	Steel
Cleveland-Cliffs Inc.	$498	$1,761	$2,330	$2,138	$3,613	Steel
Cabot Corporation	$494	$1,508	$2,717	$3,815	$4,607	Commodity Chemicals
Eagle Materials Inc.	$373	$909	$1,211	$5,509	$6,135	Construction Materials
Allegheny Technologies Incorporated	$356	$651	$3,525	$2,628	$4,517	Steel
Minerals Technologies Inc.	$352	$1,021	$1,676	$2,435	$3,249	Specialty Chemicals
Kraton Corporation	$345	$537	$1,960	$1,508	$3,148	Specialty Chemicals
Worthington Industries, Inc.	$306	$824	$3,014	$2,677	$3,459	Steel
Westmoreland Coal Company*	$257	$563	$1,478	$23	$1,046	Coal and Consumable Fuels
Carpenter Technology Corporation	$214	$793	$1,798	$2,387	$2,970	Steel
Ferro Corporation	$208	$382	$1,397	$1,978	$2,629	Specialty Chemicals
Koppers Holdings Inc.	$188	$419	$1,476	$1,056	$1,711	Commodity Chemicals
Headwaters Incorporated*	$173	$452	$975	$1,758	$2,441	Construction Materials
U.S. Concrete, Inc.	$160	$349	$1,336	$1,326	$1,767	Construction Materials
Quaker Chemical Corporation	$113	$310	$820	$2,005	$1,981	Specialty Chemicals
Schnitzer Steel Industries, Inc.	$101	$280	$1,688	$883	$1,025	Steel
Cloud Peak Energy Inc.	$84	$361	$861	$334	$629	Coal and Consumable Fuels
Materion Corporation	$83	$238	$1,139	$974	$955	Diversified Metals and Mining

75th Percentile	$355	$887	$2,238	$2,423	$3,575
Median (n=18)	$235	$550	$1,577	$1,880	$2,799
25th Percentile	$163	$366	$1,242	$1,124	$1,725

SunCoke Energy, Inc.**	$235	$625	$1,332	$1,100	$1,839	Steel
Percent Rank	50%	57%	29%	24%	31%

Source: S&P Capital IQ Database

Notes: Companies are sorted in descending order based on EBITDA.

*

Westmoreland Coal Company was removed from the 2018 peer group, due to low market capitalization. Headwaters Incorporated was acquired during 2017, so the foregoing table reflects March 31, 2017 data for that company. Headwaters Incorporated was removed from the 2018 peer group.

**	In the foregoing table, the data for SunCoke Energy, Inc. reflect ownership interest in SunCoke Energy Partners, L.P. [NYSE: SXCP].

Based on 2017 EBITDA, SunCoke was positioned at the 50th percentile of the peer group.

SECTION 5 -- PAY MIX, OPPORTUNITY AND LEVERAGE

The total direct compensation opportunity for each NEO in 2017 was based on the NEO’s annual salary rate, annual target cash incentive award opportunity and annual target long-term incentive award opportunity. In making its decisions, the Compensation Committee considered both the Peer Group and General Industry survey data for each NEO’s position. The General Industry data is a blend of Towers Watson and Mercer general industry survey data for companies with annual revenue between $1 billion and $3 billion. The Compensation Committee retained the flexibility to adjust compensation levels based upon other factors such as individual experience and performance.

There were no merit increases in base salary for any of the NEOs during 2017. Mr. Henderson’s long-term incentive compensation target was increased from 250% of base annual salary to 300%, which was partially offset by a decrease in his annual incentive target from 150% to 125% of base annual salary. Mr. Henderson’s total direct compensation at target was 4% below the Peer Group median and 9% below the General Industry survey median for Chief Executive Officers. Mr. Rippey’s total compensation at target is 25% below the Peer Group median for CEOs and 28% below the General Industry median for CEOs. Ms. West’s total direct compensation at target was 15% below the Peer Group and 3% above the General Industry survey median for Chief Financial Officers. Mr. Hardesty’s total direct compensation is 29% below the Peer Group data for the third highest paid executive and

12% below the Peer Group median for a 50/50 blend of the COO and top sales executive. Ms. Gates’ total direct compensation at target was 19% below the Peer Group median for General Counsels and 3% above the General Industry survey median for General Counsels. Mr. Yeaw’s total direct compensation at target was 31% below the Peer Group median for Chief Human Resource officers and 15% above the General Industry survey median for Chief Human Resource Officers.

As discussed earlier, our philosophy is to drive a performance-oriented culture. To this end, performance-based compensation makes up a meaningful portion of each NEO’s compensation as demonstrated in the chart below. We consider the compensation we pay through annual cash incentives under the Annual Incentive Plan, or AIP, and long-term equity grants under the Long-Term Performance Enhancement Plan, or LTPEP, to be performance-based.

These percentages are based on each current NEO’s salary, annual and long-term incentive targets at year-end 2017.

Base Salary

Base salary is the only fixed portion of total direct compensation for our NEOs. We focus on setting base salaries that are competitive with the market, though actual positioning may vary based on factors such as individual performance, responsibilities associated with the position, experience in the position and more broadly, internal equity and the competitive market at the time of recruitment.

Annual Cash Incentive Awards

Overview: The NEOs participated in the SunCoke Annual Incentive Plan, or AIP, which is a performance-based annual cash incentive plan designed to promote the achievement of our short-term business objectives by providing competitive incentive opportunities to executives who can significantly impact our performance. The payout under the AIP for each NEO is based on a combination of financial and operating goals, as well as individual performance. An executive’s annual incentive payment, if any, may not exceed 200% of his or her target incentive opportunity and is determined by the following formula:

Payout = Base Salary x Target Incentive Opportunity x Company Payout Factor x Individual Performance Factor

Target Incentive Opportunity: Each executive has a target incentive opportunity that is expressed as a percentage of salary. The 2017 target incentives for our NEOs remained unchanged from 2016 (except for Mr. Henderson’s reduction from 150%) and continued to reflect a shift from long-term equity awards, and were as shown in the table below. Due to his December 1, 2017 hire date, Mr. Rippey did not participate in AIP for 2017.

NEO	Annual Base Salary	Target Incentive as % of Salary

Mr. Henderson	$850,000	125%
Ms. West	$460,000	120%
Mr. Hardesty	$380,000	105%
Ms. Gates	$380,000	85%
Mr. Yeaw	$375,000	75%

For 2017, the AIP used the following corporate performance goals:

Metric	Weighting	Rationale and Definition
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adj. EBITDA)	70%

Adjusted EBITDA was selected as the primary measure since we believe it best aligns with key measures of our business strategy and strongly correlates with stockholder value creation.

As defined in Item 8 of the Company’s Form 10K, Adjusted EBITDA is earnings before interest, (gain) loss on extinguishment of debt, taxes, depreciation and amortization (“EBITDA”), adjusted for impairments, coal rationalization costs, changes to our contingent consideration liability related to our acquisition of CMT, the expiration of certain acquired contractual obligations, and interest, taxes, depreciation and amortization and impairments attributable to our equity method investment.

In order to simplify the Annual Incentive Plan, we eliminated pre-tax return on invested capital as a metric and reallocated the 10% weighting to Adjusted EBITDA. Pre-tax ROIC continues to be one of two core metrics in our long-term performance shares.

Operating Cash Flow	10%	Operating cash flow measures the cash generated by our business activities. The cash generated by our business activities includes receipts from customers and payments for operating expenses.

Safety Performance	10%

Safety performance consists of an all-company target (Coke, Corporate and Logistics), which is measured using the regulatory (Occupational Safety and Health Administration and Mine Safety and Health Administration) Recordable Incident Rate (actual recordable incidents x 200,000, which is the approximate number of hours a person works each year multiplied by 100, divided by total man-hours worked). In addition, to achieve performance more than 100%, there must be no high severity incidents. High severity defined as any injury: a) requiring immediate hospitalization for five or more days for treatment (admissions for observatory purposes only do not apply), b) resulting in 90 days or more away from work or restricted time, or c) resulting in a fatality. The maximum payout on safety performance was revised to 150% and the weighting reduced to 10%, with the resulting 5% shifted to Adj. EBITDA.

Environmental Performance	10%

Environmental performance is determined by a comprehensive assessment of (i) venting levels relative to each plant’s operating permit; (ii) the number of “deviations,” which are defined as noncompliance with an Environmental Protection Agency air permit term; (iii) compliance with the Consent Decree at our Haverhill and Granite City locations; and (iv) various other factors, including satisfactory progress to resolve notices of violation at our facilities. In conducting its assessment of these factors, the Compensation Committee does not use a formulaic approach, but applies its judgment as to whether and at what level they have been satisfied. The max payout on environmental performance was revised to 150% and the weighting reduced to 10%, with the resulting 5% shifted to Adj. EBITDA.

The following table sets forth the quantitative performance goals for 2017 and the approved performance result as a percentage of target. The threshold, or 0% achievement, is typically set at a level which would represent minimum acceptable performance by the Company in the context of the business conditions and other challenges facing the Company. The target, or 100% achievement, is set at a level which would represent performance that is more demanding, but still reasonably attainable. The maximum, or 200% achievement, is set at a level which would represent extraordinary performance. The 100% achievement factor for financial metrics is set at the level of the Board approved operating plan. The 85% payout level is set consistent with lower external guidance to investors, and the 115% is set based on symmetry to lower guidance. The threshold (0%) and maximum (200%) achievement factors represent 80% and 120% of the target level performance. Safety and environmental metrics are based on long-term performance relative to available external metrics, with an expectation of continuous improvement, and each has a maximum payout of 150%. The 2017 Adjusted EBITDA target represented an 8.3% improvement over 2016 performance. The operating-cash flow target was set lower than 2016 targets due to forecasted working capital changes. In 2016, the Company took certain steps to better manage its working capital, including modifying the agreed upon point-of-sale at some of its cokemaking facilities. Additionally, the Company extended payment terms for a portion of its coal suppliers. Both of these activities contributed to a one-time working capital benefit in 2016, which was not expected to and did not recur in 2017.

In approving the final payout of the 2017 Annual Incentive, the Compensation Committee in its discretion considers potential adjustments to the results. These adjustments, which can be positive or negative, may include unbudgeted initiatives which will have a benefit in future periods, or are deemed in the best interests of shareholders, as well as items which were unplanned and uncontrollable. The net effect of the 2017 adjustments increased the approved Company payout by 3.1%. Details on the adjustments follow.

In calculating the approved performance for Operating Cash Flow, the Compensation Committee adjusted Operating Cash Flow for the effect of the Company’s refinancing activities, specifically, the additional interest payment resulting from the timing of the refinancing activities. The adjustment to Operating Cash Flow was $10.9 million.

During 2017 the Company initiated discussions to purchase the outstanding units of SunCoke Energy Partners, L.P. While management and the Board of Directors continue to believe in the merits of a combined SunCoke structure, ultimately the Company could not agree upon terms with the Conflicts Committee of SunCoke Energy Partners’ Board of Directors. Legal and investment banking costs in the amount of $1.8 million related to this and other transactions, which were ultimately not concluded, have been excluded from the Adjusted EBITDA and Operating Cash Flow calculations. In addition, the Compensation Committee excluded the positive impact of a decrease in Black Lung reserves from legacy operations of $0.5 million in Adjusted EBITDA. This is consistent with the treatment of Black Lung reserve changes in prior years.

Based on the Company’s Adjusted EBITDA, cash flow and operational performance, as well as the executive team’s actions to reduce costs, de-lever the balance sheet and support the transition in CEO, the Compensation Committee approved an individual performance factor of 100% for each NEO (no upward or downward individual adjustment). The total bonus amounts paid to each NEO for 2017 were:

NEO	2017 Target AIP Amount	2017 AIP Payout Amount
Mr. Henderson	$1,062,500	$1,074,187
Ms. West	$552,000	$558,072
Mr. Hardesty	$399,000	$403,389
Ms. Gates	$323,000	$326,553
Mr. Yeaw	$281,250	$284,344

Senior Executive Incentive Plan

The AIP works in conjunction with the Senior Executive Incentive Plan, or SEIP, which acts as an overlay to the AIP and sets a performance-based ceiling on the bonuses paid under the AIP, so that they meet the deductibility requirements of Section 162(m) of the Internal Revenue Code. For 2017, the SEIP covered Mr. Henderson, Mr. Hardesty, Ms. Gates and Mr. Yeaw. (CFOs were not subject to Section 162(m) in 2017). With Adjusted EBITDA as the performance metric, the Compensation Committee established a bonus pool under the SEIP equal to 5% of Adjusted EBITDA, with each participant being allocated a maximum allowable percent of the funded pool. Once the pool is funded, the Committee utilizes the criteria in the AIP to determine the final payout. To the extent that an NEO is awarded a bonus amount above the calculated bonus under the AIP, any such incremental amount is paid under the SEIP. For 2017, there were no payouts under the SEIP Plan.

Long-Term Performance Enhancement Plan (LTPEP)

Equity awards under the LTPEP are designed to align the executives’ compensation with the interests of shareholders by creating a direct linkage between the executives’ rewards and shareholders’ gains, provide management with the ability to increase equity ownership in SunCoke Energy, provide competitive compensation opportunities that can be realized through attainment of performance goals and provide an incentive to attract and retain executives. There are four elements to our long-term incentive program:

Market Stock Options. Stock options are a form of compensation that allows the executive to purchase SunCoke Energy common stock at a fixed price (the closing price on the date of grant) within 10 years. The options generally vest ratably over three years on each anniversary of the grant date.

Performance Stock Options. Performance stock options are a form of compensation that allows the executive to purchase SunCoke Energy common stock at a fixed price (typically the closing price on the date of grant), within a specified period. These options have a performance vesting requirement in addition to a service vesting requirement. The performance and the service vesting requirement must be met in order for the option to be exercisable.

Restricted Share Units. Restricted share units, or RSUs, represent rights to receive shares of Company common stock, with vesting conditioned upon continued employment with the Company through the end of the applicable restriction period. RSU awards generally vest ratably over three years on each anniversary of the grant date.

Performance Share Units. Performance share units, or PSUs, represent rights to receive shares of Company common stock, with vesting conditioned upon the attainment of performance goals established by the Compensation Committee for the applicable performance period as well as the participant’s continued employment with SunCoke.

Each year, the Compensation Committee evaluates the appropriate compensation mix and reviews the Peer Group data and General Industry survey data regarding the typical mix of medium- and long-term incentive awards. Based upon the NEO’s long-term incentive target and position, and factoring in Peer Group practices as well as our compensation philosophy, the Compensation Committee determines the appropriate mix of equity vehicles for each executive as well as the target long-term incentive compensation as a percentage of base salary.

The Compensation Committee determines the performance metrics for the long-term awards based on the financial measures most relevant to the Company’s performance and generation of long-term value for shareholders. SunCoke’s largest business, the production of metallurgical coke, is a capital-intensive business with long-term “take or pay” contracts with steel producers. Our share price experiences significant volatility caused, in part, by industry factors including steel imports, steel prices and the outlook and viability of our customers. Our revenue is largely determined by coal prices for which we are not at risk based on the structure of our take or pay contracts. Therefore, the Compensation Committee determined that the two most important drivers of long-term performance are cumulative Adjusted EBITDA and pre-tax Return on Invested Capital. A TSR modifier is also part of the metrics in order to partially adjust the award value to reflect shareholder return, regardless of the underlying generation of Adjusted EBITDA or ROIC.

Our long-term incentive awards are subject to other terms and conditions set forth in the applicable award agreements. In February 2017, the Compensation Committee made equity awards to the NEOs. For Mr. Henderson, the allocation was 10% market stock options, 10% performance stock options and 80% PSUs. For Ms. West, Mr. Hardesty, Ms. Gates and Mr. Yeaw, the allocation was 10% market stock options, 10% performance stock options, 20% RSUs and 60% PSUs.

For the 2017 performance option grants to be exercisable, the share price must achieve at least $14.78 for any 15 trading days during the three-year service vesting period. The $14.78 share price represented a 50% increase over the closing price on the date of grant.

The PSU grants have a three-year performance period, beginning on January 1, 2017 and ending on December 31, 2019. The two primary performance metrics, which are each weighted 50%, and goals for the grants were:

Metric	Threshold 0%	Target 100%	Maximum 200%
Cumulative Adjusted EBITDA	$650M	$750M	$850M
Average Pre-Tax ROIC (Coke, Logistics & Unallocated Corporate)	9%	12%	15%

The average pre-tax ROIC target was set lower than 2016 targets due to forecasted changes in operating income primarily driven by lower production at Indiana Harbor and increased depreciation expense from an increased number of planned Indiana Harbor oven rebuilds in 2017.

In addition, the award contains a modifier which can increase or decrease the award payout by up to 50% based on the Company’s Total Shareholder Return (TSR) performance over the three-year performance period relative to the NASDAQ Iron & Steel Index. For each percentile that the Company’s TSR exceeds or is below the 50th percentile of the defined index, the modifier will adjust the final payout by one percentage point upward or downward up to 50% and the payout will be capped at 250% of the target units. Performance in between threshold, target or maximum levels, will be determined by straight line interpolation. The Compensation Committee determines the level of achievement of the goals after the end of the performance period.

CEO Award at Hire

On December 6, 2017, the Compensation Committee approved an equity award for Mr. Rippey in connection with his hire and appointment as President and CEO. This equity award represented the value of his target equity for fiscal year 2018. Mr. Rippey’s equity grant had a target value of $2,000,000 and consisted of a mix of 20% market stock options and 80% PSUs. The share price at grant was $10.80, based on the NYSE closing price on the date of Committee approval. The PSU grant has a three-year performance period, beginning on January 1, 2018 and ending on December 31, 2020. The two primary performance metrics, which are each weighted 50%, and goals for the grant are:

Metric	Threshold 0%	Target 100%	Maximum 200%
Cumulative Adjusted EBITDA	$700M	$800M	$900M
Average Pre-Tax ROIC (Coke, Logistics & Unallocated Corporate)*	8%	11%	14%

In addition, the award contains a modifier which can increase or decrease the award payout by up to 25% based on the Company’s TSR performance over the three-year performance period relative to the NASDAQ Steel and Iron Index. For each percentile that the Company’s TSR exceeds or is below the 50th percentile of the defined index, the modifier will adjust the final payout by one percentage point upward or downward up to 25% and the payout will be capped at 250% of the target units. In the event that the Company’s TSR at the end the performance period is negative, the award cannot vest at more than 100% of target units, regardless of cumulative EBITDA or pre-tax ROIC performance. The level of payout of the PSUs varies from zero to 250%, although the Compensation Committee retains the discretion to reduce, but not to increase, the ultimate level of payout of such awards. Performance in between threshold, target or maximum levels, will be determined by straight line interpolation. The Compensation Committee determines the level of achievement of the goals after the end of the performance period.

*The Pre-Tax ROIC target for 2018- 2020 was adjusted from 12% to 11% to compensate for the decrease in deferred tax liabilities which impacts invested capital. In December 2017, the Federal Government passed the Tax Reform Act, which reduced the Company’s deferred tax liabilities and would increase invested capital, which in turn reduces pre-tax ROIC.

2015-2017 PSU Award

The three-year performance period for PSUs awarded in 2015 ended on December 31, 2017. Mr. Henderson, Ms. West and Mr. Hardesty are the only NEOs to receive a payout, because the other NEOs were not eligible at the time of the grant. The payout for the PSUs was based 50% on TSR versus the S&P 600 and 50% based on achievement of pre-tax ROIC for the Coke and Logistics business versus target pre-tax ROIC. Based upon performance as shown in the following table, they received only 1.35% of this PSU grant and accumulated dividends.

SunCoke 2015-2017 Performance Share Metrics

		Threshold	Target	Maximum
	Weight	0%	100%	200%	Final Performance	Performance Payout %	Adjusted Weight
Avg 3 year SXC TSR VS 3 Year S&P 600 (2015- 2017)	50%	25th percentile	50th percentile	75th percentile	12.71 percentile	0.0%	0%

3 year avg pre-tax return on capital (“ROIC”) - Coke, Logistics & Unallocated Corporate	50%	10.0%	13.0%	16.0%	10.08%	2.7%	1.35%
							1.35%
Performance between threshold, target and maximum will be adjusted proportionately 3 Year TSR Calculation: (10-Day closing average - 10-day opening average) / 10-day opening average

Based on the Company’s TSR and pre-tax ROIC over the three-year period no shares vested based on TSR performance, and only 2.7% of the portion of the grant related to pre-tax ROIC vested. While disappointing, this further demonstrates the linkage between performance and realizable pay. In approving the final payout of the 2015 PSU Award, the Compensation Committee approved adjustments, in line with our general principles of how to treat unusual items as they occur, in determining pre-tax ROIC. The net effect of these adjustments increased the approved pre-tax ROIC performance from 8.3% to 10.08%. Details on the adjustments follow:

In calculating the pre-tax ROIC, the Compensation Committee adjusted for the impact of changes to the Company’s deferred tax liabilities which impact invested capital. In early 2017 the Company received an adverse ruling on the tax qualification of SunCoke Energy Partners, L.P. our master limited partnership (‘MLP”), which increased our deferred tax liability and would have increased pre-tax ROIC. In December 2017, the Federal Government passed the Tax Reform Act, which reduced the Company’s deferred tax liabilities and would have reduced pre-tax ROIC. The net effect of these two adjustments reduced pre-tax ROIC over the performance period by 1.9%.

Operating Income was adjusted for the effect of costs transferred to the Jewell Coke plant in connection with the divestiture of the Company’s coal operations. These costs included shared administrative costs, as well as coal handling, blending and price adjustments that were transferred to the Coke plant in the amount of $6.4 million in 2016 and ($0.8 million) in 2017. The Compensation Committee also adjusted for lost revenue and unanticipated costs in the amount of $25.9 million related to the bankruptcy and non-performance of a steam and water sharing agreement with the Haverhill Chemical plant, which is independent of SunCoke.

The Compensation Committee excluded the impact of the Board-approved transaction whereby ArcelorMittal redeemed SunCoke’s preferred and common equity interest in Sol Coqueria Tubarao S.A. for $41.0 million in consideration. This transaction, which was not anticipated in the 2016 or 2017 plan, negatively impacted Operating Income by $4.4 million in each year, but was an attractive transaction for stockholders.

During 2017, the Company initiated discussions to purchase the outstanding units of SunCoke Energy Partners, L.P. While management and the Board of Directors continue to believe in the merits of a combined SunCoke structure, ultimately the Company could not agree upon terms with the Conflicts Committee of SunCoke Energy Partners’ Board of Directors. Legal and investment banking costs in the amount of $1.8 million related to this and other transactions, which were ultimately not concluded, have been excluded from the Operating Income calculation.

Finally, the Compensation Committee excluded the impact of accelerated depreciation in the cumulative amount of $32.4 million associated with the rebuild of ovens at the Indiana Harbor Coke Plant and re-plating of spray dryer absorber equipment at our Middletown and Haverhill cokemaking facilities. This depreciation would have been incurred in future years had the projects not been accelerated.

SECTION 6 -- OTHER COMPENSATION INFORMATION

Perquisites

We do not provide our NEOs with perquisites or other personal benefits such as company vehicles, club memberships, financial planning assistance or tax preparation. The Company may reimburse relocation costs for newly retained or relocated NEOs.

Stock Ownership Guidelines

Under our stock ownership guidelines, our executives are required to maintain direct ownership in our common stock in the following amounts:

•	CEO: Five times annual base salary

•	Senior Vice Presidents and above: Three times annual base salary

•	Vice Presidents: One times annual base salary

Under the guidelines:

•

A newly hired executive has five years to meet the ownership requirements. If an executive’s ownership requirement increases due to a promotion, the executive has five years to meet the increased level.

•

NEOs are required to hold 100% of any newly vested shares (other than shares sold to pay taxes upon vesting) until they meet 100% of the share ownership guidelines. Other executives must hold at least 50% of any newly vested shares (other than shares sold to pay taxes upon vesting) until they meet 100% of the share ownership guidelines.

•

Time-based restricted share units and shares held directly or indirectly, including shares acquired on exercise of stock options and shares held under our retirement plans, count toward these guidelines. Outstanding stock options (vested and unvested) as well as unearned performance-based restricted share units do not count toward these guidelines.

As of December 31, 2017, Mr. Henderson and Mr. Hardesty had met more than 100% of their ownership requirements. Mr. Rippey, as a new employee, has five years to meet the ownership requirement for the CEO. Due to prior promotions, Ms. West has two remaining years in which to meet her ownership requirement, and Ms. Gates and Mr. Yeaw have four years in which to meet the requirement.

Hedging and Pledging Policies

Our Insider Trading Policy prohibits short sales of Company stock, as well as the purchase, sale, or exercise of any puts, calls, or other options (other than options granted pursuant to any incentive compensation plan of the Company) on Company stock, or “hedging.” Our Insider Trading Policy also prohibits employees, officers and directors of the Company from pledging Company stock as collateral for any loan, or depositing any Company stock in a margin account.

Recoupment Policy

Our recoupment, or “claw back,” policy allows for recoupment of incentive compensation, with a three-year look-back. Under this policy, if the Company restates its financial statements, or if an officer of the Company violates a Company policy or confidentiality covenant, or engages in conduct detrimental to the Company’s business or reputation, the Compensation Committee has the discretion to cancel outstanding awards of, or opportunities to receive, cash or equity incentive compensation and to recoup incentive compensation already paid or awarded to an officer during the three-year period preceding the date the restatement obligation was determined or the date of the officer’s misconduct.

Retirement Benefits

•

SunCoke 401(k) Plan: SunCoke Energy offers all its employees, including the NEOs, the opportunity to participate in the SunCoke 401(k) Plan, which is a tax qualified defined contribution plan with 401(k) and profit sharing features designed primarily to help participating employees accumulate funds for retirement. Our employees may make elective contributions of up to 80% of eligible pay up to annual IRS limits and, we make company contributions consisting of a matching contribution equal to 100% of employee contributions up to 5% of eligible compensation and an employer contribution equal to 3% of eligible compensation. All NEOs are eligible to receive these contributions.

•

Savings Restoration Plan: The Savings Restoration Plan, or SRP, is an unfunded, nonqualified deferred compensation plan that is made available to participants in the SunCoke 401(k) Plan whose compensation exceeds the IRS limits on compensation that can be considered under that Plan ($270,000 for 2017). Under the SRP, employees can make an advance election to defer on a pre-tax basis up to 50% of the portion of their salary and bonus that exceeds the compensation limit. Employer contributions will be credited to the accounts of each employee who elects to defer compensation and they consist of (1) a matching contribution equal to 100% of the first 5% of compensation deferred by the participant under the SRP and (2) an additional contribution equal to 3% of the compensation deferred by the participant under the SRP. SunCoke Energy can also make additional discretionary contributions. As a cost reduction measure, the Company suspended all Company contributions to the SRP beginning January 1, 2016, which saved approximately $250,000 in 2016. Employer contributions were reinstated beginning January 1, 2017. Our NEO’s have no defined benefit pension or other post-retirement benefits. The qualified Savings (401k) Plan and the Savings Restoration Plan are the only Company-sponsored retirement income vehicles for NEOs.

Severance and Change in Control Benefits

Our NEOs participate in the SunCoke Energy Executive Involuntary Severance Plan and the SunCoke Energy Special Executive Severance Plan. The purpose of these plans is to recognize an executive’s service to SunCoke Energy and provide a market competitive level of protection and assistance if an executive is involuntarily terminated. The Special Executive Severance Plan is also designed to reinforce and encourage the continued attention and dedication of senior executives of SunCoke Energy in the event of a possible major transaction. These plans are described in detail in the “Potential Payments upon Termination or Change in Control” section of this proxy statement.

Other SunCoke Energy Benefits

Our NEOs participate in the same basic benefits package and on the same terms as other eligible SunCoke Energy employees. The benefits package includes the savings program described above, as well as medical and dental benefits, disability benefits, insurance (life, travel and accident), death benefits and vacations and holidays.

CEO Pay Ratio

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. The median employee was identified from all full-time and part-time employees (including temporary employees), excluding the CEO, who were employed by the Company on November 30, 2017. Mr. Henderson’s compensation is used for the calculation of the CEO pay ratio.

The median employee compensation was determined using 2017 W-2 (Box 5) compensation, and a similar compensation measure for our non-U.S. employees, who are located in Brazil. Wages were annualized for our non-temporary employees who did not work the entire calendar year. For our Brazil employees, we applied a Brazil to U.S. dollar exchange rate to the compensation elements paid on Brazil currency, consistent with published income statements, but did not apply a cost of living adjustment.

Mr. Henderson had 2017 annual total compensation of $4,708,216 as reflected in the Summary Compensation Table included in this Proxy Statement. The median employee’s annual total compensation for 2017 that would be reportable in the Summary Compensation Table was $87,161. As a result, the CEO pay ratio is 54:1.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code, as in effect for 2017, generally precluded a public corporation from taking a deduction for compensation more than $1 million for its CEO and the three most highly compensated officers, other than the CFO, unless the compensation qualified as performance-based compensation. While base salary and time-based restricted share units by their nature do not qualify as performance-based compensation under Section 162(m), we have structured the stock options and the performance share units under the LTPEP and the annual incentive awards under the SEIP and AIP to so qualify.

The Tax Cuts and Jobs Act of 2017 amended Section 162(m) to cover a public company’s chief financial officer and eliminate the performance based exception, beginning in 2018. Accordingly, the annual incentive awards, stock options and PSUs granted in 2018 and later years will no longer qualify for this exception. In addition, compensation paid to a covered employee after termination of employment will also be subject to the million-dollar limitation. The annual incentive awards paid for 2017 will still be covered by the performance-based exception. Under a transition rule, outstanding stock options and PSUs and post-termination compensation will not be subject to Section 162(m) as amended to the extent such compensation is considered paid pursuant to a binding written contract in effect as of November 2, 2017.

Assessment of Risk Related to Compensation Practices

In February 2017, our Compensation Committee, in consultation with CAP, considered whether our compensation policies and practices for our employees, including the NEOs, were reasonably likely to have a material adverse effect on SunCoke Energy. In concluding that this was not the case, the Compensation Committee determined that our executive compensation program was consistent with SunCoke Energy’s risk management strategies. In the case of employees below the Senior Vice President level, salary is generally a significant portion of their compensation. In the case of the NEOs, annual cash incentive compensation awards were based on five different corporate metrics (which limited excessive reliance on any one metric), target goals were set at appropriate levels and payments were capped at 200% of target. Long-term incentive awards, which consist of market and performance-based stock options, restricted share units and performance share units, contain multi-year vesting periods, thus promoting employee retention and aligning management’s interest with those of our stockholders. Our stock ownership requirements help further align the interests of executives with those of stockholders.

Summary Compensation Table

The following table sets forth compensation information for our NEOs for the fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015:

Named Executive Officer	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)

Michael G. Rippey(4)
President & CEO	2017	$60,577		$0	$1,769,020	$399,997	$0	$0	(5)	$2,229,594

Frederick A. Henderson	2017	$850,000		$0	$2,039,999	$509,996	$1,074,188	$234,033	(7)	$4,708,216
Former Chairman,	2016	$850,000		$0	$1,986,646	$472,765	$1,461,150	$21,200		$4,791,761
President & CEO	2015	$1,012,500	(6)	$0	$2,633,322	$1,382,659	$761,475	$130,009		$5,919,965

Fay West	2017	$460,000		$0	$331,199	$82,793	$558,072	$87,407	(8)	$1,519,471
Sr. VP & CFO	2016	$460,000		$0	$499,815	$67,172	$632,592	$21,200		$1,680,779
	2015	$431,539	(6)	$0	$389,210	$241,389	$240,051	$45,200		$1,347,389

Phillip M. Hardesty	2017	$380,000		$0	$182,393	$45,596	$403,389	$117,596	(9)	$1,128,974
Sr. VP, Com Ops, BD,	2016	$380,000		$0	$275,263	$36,992	$457,254	$71,200		$1,220,709
Int’l Coke & Terminals	2015	$360,000(6)		$0	$441,379	$101,346	$154,247	$91,338		$1,148,310

Katherine T. Gates	2017	$380,000		$0	$227,988	$56,995	$326,553	$96,868	(10)	$1,088,404
Sr. VP, GC, Chief	2016	$356,923		$0	$205,237	$27,583	$324,700	$61,200		$975,643
Compliance Officer	2015	$295,329	(6)	$0	$74,191	$40,081	$93,185	$75,143		$577,929

Gary P. Yeaw	2017	$375,000		$0	$149,991	$37,492	$284,344	$55,785	(11)	$902,612
Sr. VP, Human	2016	$375,000		$0	$226,364	$30,421	$322,312	$21,200		$975,297
Resources	2015	$366,082	(6)	$0	$175,861	$95,011	$133,125	$40,289		$810,368

(1)

The amounts reported in this column reflect the grant date fair value of restricted share unit and performance share unit awards made under the LTPEP to the NEOs listed in this table. The performance share unit amounts are based on the probable outcome of the performance conditions. See Note 15 to the Form 10-K in the 2017 Annual Report for a complete description of the assumptions used for these valuations. The grant date fair value of the performance share unit awards were as follows, assuming the performance conditions of such awards are achieved at their maximum (250%) potential levels:

2017($)
Michael G. Rippey	4,422,551
Frederick A. Henderson	5,099,998
Fay West	620,999
Phillip M. Hardesty	341,991
Katherine T. Gates	427,489
Gary P. Yeaw	281,231

(2)

The amounts reported in this column reflect the grant date fair value of stock option awards made under the LTPEP to the NEOs, determined in accordance with FASB ASC Topic 718. See Note 15 to the Form 10-K in the 2017 Annual Report for a complete description of the assumptions used for these valuations.

(3)

The amounts in this column reflect annual cash incentive payments to each NEO under our Annual Incentive Plan and Senior Executive Incentive Plan. A description of these plans can be found in the Compensation Discussion and Analysis section of this proxy statement.

(4)

Mr. Rippey was hired as President and CEO effective December 1, 2017. As a part of his compensation package, he was granted an equity award with a value of $2,000,000 comprised of 80% PSUs and 20% market options.

(5)	Mr. Rippey did not have any Company matching and annual contributions to the SunCoke 401(k) plan as he was not eligible due to his start date and a six-month waiting period for Company contributions.

(6)	Due to the timing of pay periods, salary for 2015 reflects 27 pay periods rather than the usual 26 pay periods.

(7)

The All Other Compensation column for 2017 includes (i) $163,293 representing Company matching and annual contributions to the Savings Restoration Plan; (ii) $21,600 representing Company matching and annual contributions to the SunCoke 401(k) Plan; and (iii) Mr. Henderson’s vacation payout of $49,140.

(8)

The All Other Compensation column for 2017 includes (i) $65,807 representing Company matching and annual contributions to the Savings Restoration Plan; and (ii) $21,600 representing Company matching and annual contributions to the SunCoke 401(k) Plan.

(9)

The All Other Compensation column for 2017 includes (i) $45,996 representing Company matching and annual contributions to the Savings Restoration Plan; (ii) $21,600 representing Company matching and annual contributions to the SunCoke 401(k) Plan; and (iii) $50,000 as a commutation stipend.

(10)

The All Other Compensation column for 2017 includes (i) $35,268 representing Company matching and annual contributions to the Savings Restoration Plan; (ii) $21,600 representing Company matching and annual contributions to the SunCoke 401(k) Plan; and (iii) $40,000 as a commutation stipend.

(11)

The All Other Compensation column for 2017 includes (i) $34,185 representing Company matching and annual contributions to the Savings Restoration Plan; and (ii) $21,600 representing Company matching and annual contributions to the SunCoke 401(k) Plan.

2017 Grant of Plan-Based Awards Table

The following table sets forth the plan-based grants made during the fiscal year ended December 31, 2017:

		Estimated Future Payouts Under Non-Equity Incentive Plan awards (1)			Estimated Future Payouts Under Equity Incentive Plan awards (2)
Named Executive Officer	Grant Date	Threshold ($) (3)	Target ($)	Maximum ($)	Threshold (#) (4)	Target (#)	Maximum (#)	All Other Stock Awards: No. of Shares of Stock or Units (#) (5)	All Other Option Awards: No. of Securities Underlying Options (#) (6)	Exercise or Base Price of Option Awards ($/Share) (7)	Grant Date Fair Value of Stock and Option Awards (8)
M.G Rippey
	12/6/2017				—	148,148	370,370				1,769,020
	12/6/2017								72,864	10.80	399,997
F.A. Henderson			1,062,500	2,125,000
	2/15/2017				—	178,952	447,380				2,039,999
	2/15/2017								56,085	9.85	254,996
	2/15/2017								49,323	9.85	255,000
F. West		—	552,000	1,104,000
	2/15/2017				—	21,790	54,475				248,399
	2/15/2017							8,406		9.85	82,799
	2/15/2017								9,105	9.85	41,397
	2/15/2017								8,007	9.85	41,396
M. Hardesty		—	399,000	798,000
	2/15/2017				—	12,000	30,000				136,796
	2/15/2017							4,629		9.85	45,596
	2/15/2017								5,014	9.85	22,797
	2/15/2017								4,410	9.85	22,800
K. Gates		—	323,000	646,000
	2/15/2017				—	15,000	37,500				170,996
	2/15/2017							5,786		9.85	56,992
	2/15/2017								6,268	9.85	28,498
	2/15/2017								5,512	9.85	28,497
G. Yeaw		—	281,250	562,500
	2/15/2017				—	9,868	24,670				112,492
	2/15/2017							3,807		9.85	37,499
	2/15/2017								4,123	9.85	18,746
	2/15/2017								3,626	9.85	18,746

(1)

The amounts in these columns were established under the AIP. These estimated payouts were based on pre-established goals for 2017. Thus, the amounts shown in the columns reflect the range of potential payments when the performance goals were set in early 2017. Actual amounts paid for 2017 are shown in the Summary Compensation Table. A description of the AIP can be found in the Compensation Discussion and Analysis section of this proxy statement.

(2)

The amounts reported in these columns represent the target number of performance share units granted to each NEO, and the range of the potential number of performance share units that may be issued to each NEO for the 2017-2019 performance period. Mr. Rippey joined SunCoke on December 1, 2017, therefore his award has the performance period of 2018-2020 and is consistent with other PSU awards granted to the other NEOs in February 2018. Each unit represents the right to receive a share of Company common stock. Terms applicable to the performance share units grant reported in this column are described in the Long-Term Performance Enhancement Plan (LTPEP) section of the Compensation Discussion and Analysis. In general, these performance share units vest on the third anniversary date of the grant subject to a risk of forfeiture by participant, with the payout of such PSUs being conditioned upon performance goals and continued employment at SunCoke Energy until the date the Compensation Committee determines the payout levels. The awards are also subject to pro rata vesting upon retirement and accelerated vesting of the target amount upon death, disability, or a qualifying termination following a change in control of SunCoke Energy. Dividend equivalents are paid to the extent the award vests.

(3)

Under the AIP, no payment is made until a minimum performance level is met, and performance at or above such level will result in a payment ranging from $1 to the maximum amount, subject to the approval of the Compensation Committee.

(4)

Under the performance share unit award agreement, no payment is made until a minimum performance level is met, and performance at or above such level will result in a payment ranging from one share to the maximum amount, subject to the approval of the Compensation Committee.

(5)

This column reflect the number of restricted share units granted to our NEOs, excluding the CEO and former CEO in 2017. In general, these awards vest on the first, second and third anniversary date of the grant, subject to continued employment with SunCoke Energy and subject to continued vesting upon retirement after the year of grant, and accelerated vesting upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(6)

This column reflects the number of stock options granted to our NEOs in 2017. In general, these awards vest on the first, second and third anniversary date of the grant, subject to continued employment with SunCoke Energy and subject to continued vesting upon retirement after the year of grant, and accelerated vesting upon death, disability or a qualifying termination following a change in control of SunCoke Energy. For the February 2017 awards, half of the stock options were market-based and half were performance based with a stock price hurdle of $14.78 for any 15 days during the performance period. For the award made to Mr. Rippey, all options are market options.

(7)	The exercise price is equal to the closing price of our common stock on the date of grant.

(8)

The grant date fair value was calculated in accordance with FASB ASC Topic 718. See Note 15 to the Form 10-K in the 2017 Annual Report for a complete description of the assumptions used for these valuations.

2017 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth the outstanding equity awards as of December 31, 2017:

	Option Awards					Stock awards
Named Executive Officer	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: No. of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(1)
Michael G. Rippey		72,864	(3)	10.80	12/6/2027				148,148	1,776,295
Frederick A. Henderson	646,464			17.39	7/21/2021	14,423	(4)	172,932	238,761	2,862,744
	393,386			14.28	2/15/2022
	231,250			16.55	2/20/2023
	201,724			22.30	2/26/2024
	181,449	90,728	(5)	16.90	2/18/2025
	30,308	60,617	(6)	6.03	3/16/2026
	30,308	60,617	(7)	6.03	3/16/2026
		49,323	(8)	9.85	2/15/2027
		56,085	(9)	9.85	2/15/2027
Fay West	31,515			17.39	7/21/2021	14,429	(10)	173,004	108,947	1,306,275
	8,034			16.55	2/20/2023
	8,069			22.30	2/26/2024
	21,835	10,919	(5)	16.90	2/18/2025
	26,454	13,228	(11)	8.37	10/1/2025
	8,070	16,141	(6)	3.80	2/17/2026
	8,069	16,141	(7)	3.80	2/17/2026
		8,007	(8)	9.85	2/15/2027
		9,105	(9)	9.85	2/15/2027
Phillip M. Hardesty	40,000			13.75	9/12/2021	16,435	(12)	197,056	60,000	719,400
	13,344			16.55	2/20/2023
	12,368			22.30	2/26/2024
	13,299	6,651	(5)	16.90	2/18/2025
	4,444	8,889	(6)	3.80	2/17/2026
	4,444	8,889	(7)	3.80	2/17/2026
		4,410	(8)	9.85	2/15/2027
		5,014	(9)	9.85	2/15/2027
Katherine T. Gates	2,400			16.55	2/20/2023	7,249	(13)	86,916	50,789	608,960
	1,986			22.30	2/26/2024
	5,259	2,631	(5)	16.90	2/18/2025
	3,313	6,629	(6)	3.80	2/17/2026
	3,313	6,628	(7)	3.80	2/17/2026
		5,512	(8)	9.85	2/15/2027
		6,268	(9)	9.85	2/15/2027
Gary P. Yeaw	40,404			17.39	7/21/2021	7,275	(14)	87,227	49,341	591,599
	11,375			16.55	2/20/2023
	9,703			22.30	2/26/2024
	12,468	6,235	(5)	16.90	2/18/2025
	3,654	7,311	(6)	3.80	2/17/2026
	3,654	7,310	(7)	3.80	2/17/2026
		3,626	(8)	9.85	2/15/2027
		4,123	(9)	9.85	2/15/2027

(1)	The market value of these shares is based on the closing price of SunCoke Energy common stock on December 31, 2017 or $11.99.

(2)

These shares reflect the target number of performance share units granted on February 17, 2016 for the 2016-2018 performance period and the target number of performance share units granted on February 15, 2017 for the 2017-2019 performance period to each NEO other than Mr. Rippey. Mr. Rippey’s amount reflects the target number of performance share units granted on December 6, 2017 for the 2018- 2020 performance period.

(3)

One-third of these options vest on each of the first, second and third anniversaries of the December 6, 2017 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(4)

14,423 of these restricted share units were granted on February 18, 2015, of which 14,423 will vest on the third anniversary of the grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(5)

One-third of these options vest on each of the first, second and third anniversaries of the February 18, 2015 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(6)

One-third of these options vest on each of the first, second and third anniversaries of the February 17, 2016 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(7)

For the 2016 performance option grants to be exercisable, the share price had to achieve at least $9.50 for fifteen trading days during the three-year service vesting period, which was achieved during 2016. Under the service vesting requirement, one-third of these options vest on each of the first, second and third anniversaries of the February 17, 2016 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(8)

One-third of these options vest on each of the first, second and third anniversaries of the February 15, 2017 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(9)

For the 2017 performance option grants to be exercisable, the share price had to achieve at least $14.78 for fifteen trading days during the three-year service vesting period. Under the service vesting requirement, one-third of these options vest on each of the first, second and third anniversaries of the February 15, 2017 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(10)

3,037 of these restricted share units were granted on February 18, 2015 and will vest on the third anniversary of the grant date. 2,986 of these restricted share units were granted on October 1, 2015 and will vest on the third anniversary of the grant date. 8,406 restricted share units were granted on February 15, 2017, of which 2,802 will vest each on the first, second and third anniversary of the grant date. Vesting is accelerated upon death, disability or a qualifying termination following a change in control.

(11)

One-third of these options vest on each of the first, second and third anniversaries of the October 1, 2015 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(12)

1,850 of these restricted share units were granted on February 18, 2015 and will vest on the third anniversary of the grant date. 9,956 of these restricted share units were granted on October 1, 2015 and will vest on the third anniversary of the grant date. 4,629 restricted share units were granted on February 15, 2017, of which 1,543 will vest each on the first, second and third anniversary of the grant date. Vesting is accelerated upon death, disability or a qualifying termination following a change in control.

(13)

1,463 of these restricted share units were granted on February 18, 2015 and will vest on the third anniversary of the grant date. 5,786 of these restricted share units were granted on February 15, 2017, of which 1,929 will vest each on the first, second and third anniversary of the grant date. Vesting is accelerated upon death, disability or a qualifying termination following a change in control.

(14)

3,468 of these restricted share units were granted on February 18, 2015 and will vest on the third anniversary of the grant date. 3,807 of these restricted share units were granted on February 15, 2017, of which 1,269 will vest each on the first, second and third anniversary of the grant date. Vesting is accelerated upon death, disability or a qualifying termination following a change in control.

2017 Option Exercises and Stock Vested Table

The following table sets forth the exercises of options and vested awards for the fiscal year ended December 31, 2017:

	Option Awards		Stock Awards
Named Executive Officer	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	No. of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael G. Rippey	0	0	0	0
Frederick A. Henderson	0	0	29,546	289,883
Fay West	0	0	8,187	78,413
Phillip M. Hardesty	8,888	67,460	13,220	123,053
Katherine T. Gates	0	0	2,324	22,838
Gary P. Yeaw	0	0	5,922	58,081

(1)

The amount in this column represents the difference between the closing price of our common stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.

(2)

The amounts in this column represent the value realized by multiplying the closing price of our common stock on the date of vesting by the number of shares vested. Included for Mr. Henderson, Mr. Hardesty and Ms. West are the vested PSUs from the 2015 PSU award, which vested at 1.35%, as approved by the Compensation Committee on February 14, 2018.

2017 Nonqualified Deferred Compensation Table

The following table sets forth information regarding the contributions, earnings and account balances under our Savings Restoration Plan, or SRP, for 2017:

Named Executive Officer	Executive Contributions in 2017 ($)	Registrant Contributions in 2017 ($) (1)	Aggregate Earnings In 2017 ($) (2)	Aggregate Withdrawals/ Distributions In 2017 ($)	Aggregate Balance as of December 31, 2017 ($) (3)
Michael G. Rippey(4)	0	0	0	0	0
Frederick A. Henderson	75,619	163,292	313,597	0	1,713,559
Fay West	19,462	65,807	45,680	0	370,761
Phillip M. Hardesty	16,077	45,996	32,899	0	258,185
Katherine T. Gates	16,077	35,268	21,048	0	126,210
Gary P. Yeaw	74,462	34,185	35,135	0	346,428

(1)

These amounts represent contributions made under our SRP, which include matching contributions equal to 100% of the first 5% and an annual contribution equal to 3% of compensation deferred by the participant under the SRP. These amounts are reported in the Summary Compensation Table under “All Other Compensation”.

(2)	The earnings in this column are not included in the Summary Compensation Table.

(3)

The aggregate balances reported in this column for each NEO include amounts reported previously in prior years’ Summary Compensation Tables: Mr. Henderson: $1,161,050; Ms. West: $239,812; Mr. Hardesty: $163,214; Ms. Gates: $53,817 and Mr. Yeaw: $202,647.

(4)	Mr. Rippey did not have any eligible earnings under the SRP in 2017.

Savings Restoration Plan

On December 6, 2011, the Compensation Committee adopted the SRP, effective as of January 1, 2012, The SRP is an unfunded, nonqualified deferred compensation plan that is made available to participants in our 401(k) Plan whose compensation is expected to exceed the IRS limit on compensation that can be considered under that Plan ($270,000 for 2017). Under the SRP, employees can make an advance election to defer on a pre-tax basis up to 50% of the portion of their salary and bonus that exceeds the applicable IRS compensation limit. Such amounts will be credited to a bookkeeping account established for each participant as of the date the amounts would otherwise have been paid to the participant. Employer contributions will be credited to the accounts of each employee who elects to defer compensation, and they consist of (1) a matching contribution equal to 100% of the first 5% of compensation deferred by the participant under the SRP and (2) an additional contribution equal to 3% of the compensation deferred by the participant under the SRP. The SRP was amended to provide that, effective January 1, 2016, employer contributions to the SRP were suspended. Employer contributions were reinstated beginning January 1, 2017.

Participants are always fully vested in their own deferrals as well as the 3% employer contribution, and they will vest in the employer matching contributions and discretionary contributions in accordance with the vesting schedule in the 401(k) Plan, which provides for 100% vesting after three years of service. Participants can direct the investment of their bookkeeping accounts among the same investment alternatives available under the 401(k) Plan. Unless the participant elects otherwise, distributions are made in a lump sum on the first day of the seventh month following termination of employment (or immediately to the participant’s beneficiary in the event of the participant’s earlier death). The participant can elect, prior to his or her first year of participation, to receive a distribution in installments over two to ten years instead of a lump sum if he or she terminates due to retirement, which is defined as termination after attaining age 55 with 10 years of service, or age 60 with 5 years of service. In addition, a participant can elect, concurrently with the annual deferral election, to receive an in-service lump sum distribution of the amount he or she elects to defer for such year, with such payment date not earlier than three years from the end of the year in which the election is made. A participant can change the time or method of distribution in limited circumstances. Upon a change in control, the SRP will automatically terminate, and all account balances distributed to participants.

Potential Payments upon Termination or Change in Control

We provide benefits to our NEOs upon termination of employment under certain circumstances. These benefits are in addition to the benefits to which the NEOs would be entitled upon a termination of employment generally (which include vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination, accrued and unused vacation and the right to elect continued health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA). The incremental benefits payable to the NEOs are described as follows:

Executive Involuntary Severance Plan

The Executive Involuntary Severance Plan provides severance to designated executives whose employment is terminated by SunCoke Energy other than for cause (as defined in the Plan), death or disability. Severance is paid in monthly installments and ranges from one to one and a half times the sum of the executive’s annual base salary and target annual incentive, depending on the executive’s position. In addition, if termination occurs after the first quarter of the calendar year, executives are eligible for the cash annual incentive, prorated based on full months worked and paid out based on Company performance. Executives are also entitled to the continuation of medical plan benefits (excluding dental) at active employee rates for the salary continuation period of one to one and one-half years (which runs concurrently with COBRA); continuation of life insurance coverage equal to one time’s the executive’s base salary; and outplacement services. Severance is subject to the execution of a release of claims against SunCoke Energy at the time of termination of the executive’s employment. The multiple of base salary and annual incentive for each NEO is 1.5x.

Special Executive Severance Plan

The Special Executive Severance Plan provides severance to designated executives whose employment is terminated by SunCoke Energy other than for cause, death or disability, or who resign for good reason (as such terms are defined in the Plan) within two years following a change in control of SunCoke Energy. Severance is generally payable in a lump sum, equal to two times the sum of the executive’s annual base salary and the greater of (i) 100% of the executive’s target annual incentive in effect immediately before the change in control or, if higher, employment termination date, or (ii) the average annual incentive awarded to the executive with respect to the three years ending before the change in control or, if higher, ending before the employment termination date. In addition, if termination occurs after the first quarter of the calendar year, executives are eligible for the cash annual incentive, prorated based on full months worked and paid out based on Company performance. Executives are also entitled to the continuation of medical and dental plan benefits at active employee rates for two years (with COBRA eligibility beginning at the end of the applicable continuation period), continuation of life insurance coverage equal to one time’s the executive’s base salary and outplacement services. In addition, if an executive is terminated without cause within two years of the change in control all equity awards will vest and stock options continue to be exercisable for one year following such termination, which is consistent with the LTPEP. If the benefits received by an executive upon a change in control would trigger an excise tax under Section 280G of the Internal Revenue Code, the benefits under the plan will either (i) be paid to the executive, in which case he or she will be responsible for the tax or, (ii) if it would result in a greater after-tax benefit to the executive, be reduced so that no excise tax is triggered.

Long-Term Performance Enhancement Plan

Under the LTPEP, if within 24 months following a change in control a participant’s employment is terminated by SunCoke Energy other than for cause, death or disability or by the participant for good reason (as such terms are defined in the LTPEP), all equity awards will vest under the terms of the award agreements, and stock options continue to be exercisable for one year following such termination. In addition, stock options continue to vest if retirement occurs on or after December 31 of the calendar year in which the stock option was granted, and fully vest upon death or disability. In the case of retirement, death or disability, vested options remain exercisable for the remaining term of the grant. For all other terminations, unvested options are forfeited and the employee has three years from the date of termination to exercise any vested options. RSUs fully vest upon death or disability. In the case of retirement, beginning with grants made in 2015, RSU grants made in the year of retirement continue to vest based on a quarterly proration schedule from the date of grant (Q1: 0%, Q2: 25%, Q3: 50%, Q4: 75%). If retirement occurs in the year following the RSU grant, all unvested shares continue to vest. PSUs vest at target upon death or disability and, in the case of retirement, are prorated monthly based on time worked and are paid out based on Company performance. In the case of termination for just cause, all unvested equity will be forfeited and vested but unexercised stock options will be cancelled. For any awards granted prior to 2015, retirement means age 55 plus 10 years of service or age 60 plus 5 years of service. For awards granted in 2015 and forward, retirement means age 55 plus age and years of service to equal 65.

Potential Payments upon Termination or Change in Control Table

The table set forth below quantifies the additional benefits that would be paid to each current NEO pursuant to the arrangements described above, assuming a termination of employment and/or change in control occurred on December 31, 2017:

Named Executive Officer	Death/Disability ($)	Termination Prior to a Change in Control ($)	Termination in Connection With a Change in Control ($)
Michael G. Rippey:
• Cash Severance (1)	--	$2,250,000	$3,000,000
• Annual Incentive (2)	--	--	--
• Health & Welfare Continuation (3)	--	$11,282	$15,560
• Stock Option Acceleration Value (4)	$86,708	--	$86,708
• Restricted Share Unit Acceleration Value (4)	--	--	--
• Performance Share Unit Acceleration Value (4)	$1,776,295	--	$1,776,295
• Outplacement (5)	--	$8,900	$8,900
TOTAL	$1,863,003	$2,270,182	$4,887,463
Frederick A. Henderson:
• Cash Severance (1)	--	$2,868,750	$3,825,000
• Annual Incentive (2)	$1,074,188	$1,074,188	$1,074,188
• Health & Welfare Continuation (3)	--	$29,417	$40,773
• Stock Option Acceleration Value (4)	$948,128	$948,128(6)	$948,128
• Restricted Share Unit Acceleration Value (4)	$172,932	$172,932(6)	$172,932
• Performance Share Unit Acceleration Value (4)	$4,159,739	$2,516,312(6)	$5,842,630
• Outplacement (5)	--	$8,900	$8,900
TOTAL	$6,354,987	$7,618,627	$11,912,551
Fay West:
• Cash Severance (1)	--	$1,518,000	$2,024,000
• Annual Incentive (2)	$558,072	$558,072	$558,072
• Health & Welfare Continuation (3)	--	$911	$1,214
• Stock Option Acceleration Value (4)	$348,895	--	$348,895
• Restricted Share Unit Acceleration Value (4)	$173,004	--	$173,004
• Performance Share Unit Acceleration Value (4)	$1,415,527	--	$1,964,421
• Outplacement (5)	--	$8,900	$8,900
TOTAL	$2,495,498	$2,085,883	$5,078,506
Phillip M. Hardesty:
• Cash Severance (1)	--	$1,168,500	$1,558,000
• Annual Incentive (2)	$403,389	$403,389	$403,389
• Health & Welfare Continuation (3)	--	$28,684	$39,796
• Stock Option Acceleration Value (4)	$165,769	--	$165,769
• Restricted Share Unit Acceleration Value (4)	$197,056	--	$197,056
• Performance Share Unit Acceleration Value (4)	$785,945	--	$1,088,236
• Outplacement (5)	--	$8,900	$8,900
TOTAL	$1,552,159	$1,609,473	$3,461,146

Named Executive Officer	Death/Disability ($)	Termination Prior to a Change in Control ($)	Termination in Connection With a Change in Control ($)
Katherine T. Gates
• Cash Severance (1)	--	$1,054,500	$1,406,000
• Annual Incentive (2)	$326,553	$326,553	$326,553
• Health & Welfare Continuation (3)	--	$10,241	$14,169
• Stock Option Acceleration Value (4)	$133,784	--	$133,784
• Restricted Share Unit Acceleration Value (4)	$86,916	--	$86,916
• Performance Share Unit Acceleration Value (4)	$608,960	--	$841,680
• Outplacement (5)	--	$8,900	$8,900
TOTAL	$1,156,213	$1,400,194	$2,818,002
Gary P. Yeaw
• Cash Severance (1)	--	$984,375	$1,312,500
• Annual Incentive (2)	$284,344	$284,344	$284,344
• Health & Welfare Continuation (3)	--	$18,038	$25,012
• Stock Option Acceleration Value (4)	$136,329	$136,329(6)	$136,329
• Restricted Share Unit Acceleration Value (4)	$87,227	$87,227(6)	$87,227
• Performance Share Unit Acceleration Value (4)	$591,599	$403,195(6)	$840,189
• Outplacement (5)	--	$8,900	$8,900
TOTAL	$1,099,499	$1,922,408	$2,694,501

(1)

These amounts represent the salary continuation made in accordance with the Executive Involuntary Severance Plan for termination prior to a change in control and the Special Executive Severance Plan on or after a change in control.

(2)

These amounts represent the current year annual incentive made in accordance with the Executive Involuntary Severance Plan for termination prior to a change in control, the Special Executive Severance Plan on or after a change in control and the SunCoke Annual Incentive Plan for termination for death or disability.

(3)

These amounts reflect the continuation of medical benefits and life insurance coverage under the Executive Involuntary Severance Plan and the continuation of medical and dental benefits and life insurance coverage under the Special Executive Severance Plan.

(4)

The market value of stock options, RSUs and PSUs that would vest under the Long-Term Performance Enhancement Plan is calculated based on the closing price of our common stock on December 31, 2017 of $11.99 and PSU performance as of December 31, 2017.

(5)	These amounts represent the outplacement benefit our executives are eligible to receive under each termination Plan.

(6)

Any NEO who is retirement eligible as of 12/31/2017 is entitled to continued vesting of stock options, continued vesting of all or a portion of RSUs and a pro rata portion of PSUs as defined under retirement provisions of the LTPEP award agreements.

PROPOSAL 2 -- APPROVAL OF AMENDMENT AND RESTATEMENT OF THE SUNCOKE ENERGY, INC. LONG-TERM PERFORMANCE ENHANCEMENT PLAN

General

We currently provide equity-based awards pursuant to the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan, which was adopted by the Compensation Committee of our Board of Directors (the “Compensation Committee”) and subsequently approved by stockholders in May 2013 (the “2013 Plan”). At the 2018 Annual Meeting, the Company’s stockholders will be asked to approve amendments to the 2013 Plan (as amended, the “Plan”) that, among other things, increase the number of shares of the Company’s common stock available for award grants by 1,500,000 shares.

Reasons for Amendment of the 2013 Plan

The 2013 Plan is intended to promote the interests of the Company and its stockholders by offering competitive long-term incentives to those employees responsible for the Company’s long-term profitable growth (“Key Employees”). The Board of Directors believes the interests of the Company and its stockholders will be advanced if the Company can continue to offer eligible employees the opportunity to acquire or increase their proprietary interest in the Company through equity awards made under the Plan. Currently, the maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards granted under the 2013 Plan consists of: (i) 6,000,000 shares covered by Registration Statement No. 333-176403 on Form S-8, filed August 19, 2011, in connection with our initial public offering on July 21, 2011 by Sunoco, Inc. (“Sunoco”); and (ii) an additional 1,600,000 shares covered by Registration Statement No. 333-179804 on Form S-8, filed February 29, 2012, resulting from the adjustment of Sunoco equity awards in connection with Sunoco’s pro-rata distribution on January 17, 2012 of 0.53046456 of a share of our common stock for each share of Sunoco common stock held on the record date for such distribution.

The Company’s ability to attract, retain and motivate high-caliber qualified personnel is vital to our efforts to implement changes in our business development strategies that we believe are necessary to create consistent and sustainable growth and profitability. The Compensation Committee believes that it is in the Company’s best interests to increase the maximum number of shares of Common Stock available for grant under the Plan. The Company’s use of equity compensation allows it to offer market competitive compensation packages that more effectively align employee incentives with the success of our business development efforts and stockholder interests.

As of March 7, 2018, only 1,317,829 shares of our common stock remained available for future award grants. Without an increase in the number of shares of common stock available for grant under the Plan, our ability to offer competitive compensation packages to existing employees and to attract additional talented key employees will be compromised. Accordingly, on February 14, 2018, the Compensation Committee voted to approve an amendment and restatement of the 2013 Plan, subject to stockholder approval, to increase the number of shares of common stock available for issuance under the Plan by 1,500,000 shares, and to make certain other changes. No awards may be granted following the fifth anniversary of the date the Compensation Committee voted to approve the amendment and restatement, or such earlier date as otherwise may be determined by the Compensation Committee.

With the additional 1,500,000 shares requested, the Company should have sufficient shares for our equity compensation needs through the expiration of the Plan. Actual usage of shares may be different from the estimate as several factors may change each year. For example:

•	The largest equity compensation component is granted in performance share units (“PSUs”) that may be earned above or below target. As of March 7, 2018, 752,375 of outstanding awards were performance-based. In the event our performance exceeds target, the number of actual shares awarded under the Plan will increase, and the actual number of shares deducted from the Plan will be higher than the number of PSUs currently outstanding.

•	The number of participants in the Plan may vary each year.

•	The actual stock price on applicable grant dates will vary.

In approving the increase in the number of shares of common stock available for issuance under the Plan, the Compensation Committee considered our long-term incentive pay strategy of emphasizing equity grants to executives to align their interests to those of our stockholders, and also reviewed an analysis of equity grant practices for our industry peer group provided by our independent compensation consultant.

Historical Equity Usage and Current Potential Dilution

Our annual equity usage has been declining in the last three years, with an approximate annual share usage (or “burn rate”) of 1.3% of shares outstanding:

	2017	2016	2015	Average
Stock options granted	237,791	335,299	593,976	389,022
Full-value awards (RSUs & PSUs) granted	408,386	479,086	447,668	445,047
Total equity grants	646,177	814,385	1,041,644	834,069
Weighted average basic shares outstanding	64,300,000	64,200,000	65,000,000	64,500,000
Burn rate	1.0%	1.3%	1.6%	1.3%

This amendment will increase the Company’s potential dilution by 2.3%. As of the record date, the total potential dilution with the additional shares requested would approximate 10.7% in total. The following table provides updated equity compensation plan information as of the record date:

As of March 7, 2018
Full value awards (RSUs & PSUs) outstanding	824,909
Stock options outstanding [1]	3,229,602
Total outstanding awards	4,054,511
Shares available for future grants under the current plan	1,317,829
Additional shares requested under the amended plan	1,500,000
Total shares outstanding	64,300,000
Potential dilution	10.7%
Additional shares subject to potential above-target payout of PSUs	752,375

NOTES TO TABLE

1.	As of March 7, 2018, the weighted average exercise price for outstanding stock options is $15.19, and the weighted average remaining contractual term for outstanding options is 5.5 years.

Key Plan Features

• The Plan places specific limits on the number of shares that can be issued for awards granted under the Plan and to any single participant in any one calendar year.	☑
• Awards under the Plan are generally subject to a minimum one-year vesting period (95% of awards).	☑
• The Plan does not have liberal share counting.	☑
• The Plan prohibits the granting of discounted stock options and SARs.	☑
• The Plan prohibits repricing of stock options or SARs without stockholder approval.	☑
• The Plan does not provide for any tax gross-ups for excise taxes payable in connection with a change in control.	☑
• Award agreements under the Plan will require that awards are subject to: (i) forfeiture and clawback provisions; and (ii) “double-trigger” vesting upon a change in control.	☑
• The Plan has no “evergreen” features.	☑
• For stock and share unit awards, dividends and dividend equivalents are paid only to the extent that awards actually vest.	☑
• The Plan will be administered by the Company’s independent Compensation Committee.	☑

Summary of Plan Provisions

The following summary is qualified in its entirety by reference to the full text of the Plan, attached hereto as Exhibit A.

•	Eligibility

The following persons are eligible to participate in the Plan: (i) any employee of the Company (or a subsidiary) designated as a participant by the Compensation Committee of the Company’s Board of Directors (the “Committee”); and (ii) any person receiving an award under the Plan in connection with such person’s hiring; provided, however, that such award does not vest prior to commencement of employment.

•	Administration

The Plan is administered by the Committee, which has the authority to: (i) designate participants; (ii) grant awards under the Plan; (iii) determine the applicable terms and conditions of awards; (iv) interpret the Plan; and (v) adopt, amend and rescind rules and regulations relating to the Plan. The decisions and of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive.

•	Shares Subject to the Plan

The maximum number of shares of the Company’s common stock issuable under the Plan is 9,100,000, which includes the additional 1,500,000 shares that we are asking stockholders to approve. During any calendar year, no single participant may be granted options covering more than 1,000,000 shares, or share units or restricted stock covering more than an aggregate of

750,000 shares (or, if settled in cash, an amount equal to the fair market value of such number of shares on the settlement date). The maximum number of shares that can be issued under the Plan is fixed and cannot be increased without stockholder approval.

•	Types of Awards:

Awards under the Plan may be in the form of any one or more of the following:

➢	Stock Options

The Committee may grant non-qualified stock options or incentive stock options (entitled to potentially favorable tax treatment) under the Plan. The term and the vesting schedule of each stock option will be determined by the Committee. No stock option may be exercised after the expiration of its term, and the maximum term of any stock option will be ten years. Stock options may be granted with time-based vesting, or vesting upon satisfaction of performance goals and/or other conditions. The stock option exercise price, determined at the time of grant, will be at least 100% of the fair market value of a share on the date of grant. For incentive stock options granted to key employees who own more than 10% of the total outstanding shares of the Company or any subsidiaries, the stock option exercise price will be 110% of the fair market value of a share on the date of grant. Consistent with applicable laws, regulations and rules, payment of the exercise price may be made in cash, by cashless exercise, or by delivery or withholding of shares having an aggregate fair market value equal to the exercise price. Participants do not have any right to receive payment of cash dividends, or crediting of dividend equivalents, on shares of Company common stock subject to unexercised stock options. No dividends or dividend equivalents will be paid with respect to any shares subject to stock options prior to exercise of the options. Dividends may be paid only upon shares of actual stock received as a result of the exercise of such options.

➢	Restricted Stock

The Committee may award shares of stock with time-based vesting conditioned upon continued employment with the Company, or with vesting conditioned upon satisfaction of specified performance goals and other conditions. Once the applicable restricted stock grant award conditions have been satisfied, the participant will be vested in the shares and will have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Vesting of the right to receive dividends is conditioned upon actual vesting of the restricted stock.

➢	Share Units

Under the Plan, the Committee may award share units with time-based vesting conditioned upon continued employment with the Company (“RSUs”), or with vesting conditioned upon satisfaction of specified performance goals and other conditions (“PSUs”). Participants are not required to pay any consideration to the Company at the time of grant. Upon vesting, share units may be settled either in shares of the Company’s common stock, or in cash, at the sole discretion of the Committee. The medium of payment will be set forth in participant’s award agreement at the time of grant. Vesting of dividend equivalent rights is conditioned upon actual vesting of the share unit award.

➢	Stock Appreciation Rights, or SARs

The Committee may grant stock appreciation rights under the Plan. The vesting schedule and number of shares covered by each SAR will be determined by the Committee. SARs may be grated with time-based vesting, or with vesting conditioned upon satisfaction of specified performance goals and other conditions. The exercise price of an SAR will be established by the Committee and may not be less than 100% of the fair market value of a share on the date of grant. The term and vesting schedule of each SAR shall be determined by the Committee. No SAR shall be exercisable after the expiration of its term and the maximum term of any SAR shall be ten years. SARs may be paid in cash or in shares of the Company’s common stock, or any combination thereof, as determined by the Committee, in its sole discretion, at the time of grant. Upon exercise of an SAR, the participant will be entitled to receive a number of shares of the Company’s common stock (or an applicable amount of cash) having an aggregate fair market value equal to the excess of the fair market value of one share (as of the date on which the SAR is exercised) over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. No dividends or dividend equivalents will be paid with respect to any SARs. Participants do not have the right to receive payment of cash dividends, or crediting of any dividend equivalents, on SARs until settlement of such SARs in the form of actual shares of Company common stock has occurred. Dividends may be paid only upon shares of actual stock received as a result of such settlement. SARs settled in cash do not receive dividends and are not credited with dividend equivalents.

•	Other

➢	Minimum Vesting

The Plan imposes a one-year minimum vesting period for awards. Options and SARs will not become exercisable until at least one year following the date of grant, and the restrictions on restricted stock and share units will not lapse for at least one year following the date of grant. However, no minimum vesting schedule will apply to awards resulting in the issuance of up to an aggregate of five percent of all shares of common stock to be reserved for issuance under the Plan, as amended.

➢	No Repricing

In no case would any adjustment be made to a stock option or SAR award under the Plan, whether by amendment, cancellation and re-grant, exchange, or other means, that would constitute a repricing of the per-share exercise or base price of the award, unless such re-pricing is approved by the Company’s stockholders.

➢	Transferability

Awards under the Plan are not generally assignable or transferable by the recipient other than by will or by the laws of descent and distribution, or to the extent not inconsistent with applicable provisions of the Internal Revenue Code, pursuant to a qualified domestic relations order under applicable provisions of law. Awards generally are exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable, or shares issuable, pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. In no event will any Plan participant be permitted to transfer stock options to a third-party financial institution without approval of the Company’s stockholders.

➢	No “Liberal” Share Counting

Shares of common stock withheld or surrendered to pay the option exercise price for a stock option or to satisfy tax withholding requirements upon exercise of stock options or vesting of restricted stock units will not be added back to the aggregate number of shares of common stock that may be made subject to awards under the Plan, and will not be available for future grant or issuance under the Plan. To the extent that an award is settled in cash, the shares that would have been delivered had there been no such cash settlement will not be counted against the shares available for issuance under the Plan. Shares subject to awards that expire, or for any reason are cancelled, terminated, forfeited, fail to vest, or are otherwise unpaid or undelivered under the Plan, will again be available for issuance pursuant to subsequent awards under the Plan. The Company may not increase the applicable share limits of the Plan by repurchasing shares of common stock on the market using cash received through the exercise of stock options, or otherwise.

•	Forfeiture Provisions

The shares of common stock or cash payments received in connection with any award granted under the Plan constitute incentive compensation, and such common stock and/or cash payments received with respect to such award will be subject to the Company’s recoupment policy.

•	Change in Control Provisions/Equitable Adjustments

The Plan gives the Committee the discretion to include in an award agreement provisions relating to a change in control of the Company. The current award agreements provide that upon a participant’s termination of employment by the Company other than for cause, death, disability, or by the participant for good reason (as defined in the relevant documents) within 24 months following a change in control of the Company, unvested options vest and remain exercisable for one year (or the expiration of the term, if earlier) and stock awards and stock unit awards (and related dividends and dividend equivalents) vest. In the event of a change in the company’s capitalization that constitutes an equity restructuring, such as a stock split, the Committee will make adjustments to the number of authorized shares and the individual limits set forth above, and the Committee may, but need not, make adjustments in the case of other changes. In the event of certain fundamental changes, such as a merger or sale of all or substantially all of the company’s assets, the Committee may provide for assumption or replacement of outstanding awards by the successor entity, or cancellation of such outstanding awards in exchange for cash, property, or a combination thereof, having an aggregate value equal to the value of such awards, as determined by the Committee in its sole discretion.

•	Amendment and Termination

The Committee may amend, alter, or discontinue the Plan at any time, provided that any such amendment will be subject to stockholder approval to the extent required by applicable laws, regulations or rules. No amendment, alteration or discontinuation may be made that materially impairs the rights of a participant with respect to a previously granted award without such Participant’s consent, except an amendment alteration or discontinuation made to comply with applicable laws, regulations or rules.

•	Compliance with I.R.C. §409A

It is the Company’s intention that no award under the Plan be “deferred compensation” subject to Section 409A of the Internal Revenue Code (the “Code”), and the terms and conditions of all such awards will be interpreted accordingly, unless and only to the extent that the Committee specifically determines otherwise. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto and any rules regarding treatment of such awards in the event of a change in control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, any payments (whether in cash, shares or other property) to be made with respect to the Award upon the participant’s termination of employment shall be delayed until the first day of the seventh month following the Participant’s termination of employment if the participant is a “specified employee” within the meaning of Section 409A of the Code.

•	Summary of Federal Income Tax Implications of Participation in the Plan

The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

➢	Non-Qualified Stock Options.

A participant will not recognize any income at the time of grant. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

➢	Incentive Stock Options.

A participant will not recognize any income at the time of grant. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax. In order to qualify as an incentive stock option, the option must be exercised no later than three months after the participant’s termination of employment for any reason other than death or disability and no later than one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

➢	Restricted Stock Awards/Share Units.

If a participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. A participant generally will recognize ordinary income when the participant receives cash or shares pursuant to the settlement of share units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant. If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that was previously deducted from our gross income in the taxable year of the forfeiture.

➢	SARs.

A participant will not recognize any income at the time of the grant of an SAR. Upon exercise of the SAR, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

SEC Registration

Pursuant to the Securities Act of 1933, as amended, we intend to file a registration statement with the SEC, on Form S-8, relating to the issuance of additional common stock under the Plan as soon as practicable, if the proposed Amendment is approved by our stockholders.

New Plan Benefits; Contingent Awards

The Company has not approved any awards conditioned on stockholder approval of the Plan proposal. If the Plan is approved by the Company’s stockholders, the Committee, in its sole discretion, will select the participants to receive awards as well as the size and types of those awards. Thus, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to particular individuals or groups under the Plan.

Stock options and share units awarded to the Company’s named executive officers in 2017 under the 2013 Plan are set forth in the “Grants of Plan-Based Awards” table. If the proposed increase in the share limit had been in effect during 2017, the Company expects that its award grants for 2017 would not have been substantially different from those actually made in that year.

As of March 7, 2018, the fair market value of a share of Company common stock was $12.02.

Vote Required for Approval

Approval of the Amendment requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2018 Annual Meeting.

RECOMMENDATION

We believe stockholders should support this proposal to amend the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan for the following reasons:

•	Share-based compensation is a major component of executive compensation, allowing the Compensation Committee to more effectively align employee incentives with stockholder interests.

•

We have used shares judiciously. This is our first request for additional shares since the Company’s initial public offering, or IPO, in July 2011. Our average annual share usage rate of 1.3% is below the median share usage rate of our peer companies.

•	We have a higher percentage of performance-based stock awards and a lower percentage of stock options and time-based restricted stock awards, compared to our peer companies and general industry.

•

During periods when our share price declined significantly, we took aggressive steps to conserve shares, including temporarily shifting value from long-term share-based awards to cash awards and reducing the portion of awards granted as stock options.

The Board of Directors recommends a vote “FOR” approval of the amended Plan.

PROPOSAL 3 -- ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended, or Exchange Act, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure.

Our strategy with respect to compensation of our NEOs focuses upon tying compensation to stockholder value over the long-term. Our compensation structure has a strong performance orientation with a significant portion of pay at risk based on short and longer-term performance. The level of pay at risk increases progressively at positions of greater responsibility. Our compensation levels use the median of the market as a reference point, with flexibility for individual experience and performance. The market is defined by reference to general industry, as well as a specific peer group. Leadership compensation is aligned with stockholders’ interests; leadership will be rewarded when the interests of stockholders are advanced, and realize compensation reductions when the share price declines. The compensation structure supports our need to attract and retain top level talent, individuals with critical skills and top performers. We provide competitive benefits in a manner that emphasizes flexibility and the avoidance of legacy liabilities (for example, no defined benefit plan or retiree medical plan).

We are asking our stockholders to indicate their support for our NEO compensation structure as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote to approve our executive compensation is advisory, and therefore not binding on SunCoke Energy, the Compensation Committee or the Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The current frequency of our stockholder advisory vote on executive compensation is annually, and the next such vote will be held at our 2017 Annual Meeting of Stockholders.

RECOMMENDATION

We believe our stockholders should support our compensation structure for the following reasons:

•

Our compensation structure is aligned with the interests of our stockholders. Relative to our peer group and based on industry surveys, our percentage mix of performance-based equity is greater than that of most other companies.

•	Our metrics and targets are aggressive, and we have been challenged historically to achieve them.

•	We do not have practices or provisions in our plans that are considered excessive or inappropriate.

•

During periods of underperformance, we have taken decisive action to control costs, including compensation costs. We also restructured our equity programs to reduce share usage during a period when our share price had declined significantly.

•	Our executives have been appropriately rewarded or penalized for financial and share price performance, as realizable and realized pay historically has reflected total shareholder return.

The Board of Directors recommends you vote “FOR” the advisory approval of our executive compensation.

PROPOSAL 4 -- ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Securities Exchange Act of 1934 requires companies to hold a non-binding stockholder vote, at least once every six years, to determine whether future advisory votes on executive compensation of the nature reflected in Proposal 3 should occur. Our Board of Directors values the input of stockholders regarding our executive compensation practices. Stockholders can advise the Board of Directors on whether such votes should occur every year, every two years or every three years, or may abstain from voting. After careful consideration of the outcome of the stockholder vote on this matter at our 2012 Annual Meeting of Stockholders, at which a majority voted in favor of holding an annual advisory vote, and after reviewing the current preference evident from voting results at other comparable companies, our Board of Directors recommends that future advisory votes on executive compensation occur every year (i.e., annually).

This recommendation reflects our commitment to strong corporate governance and accountability to our stockholders. Our Board of Directors believes that an annual advisory vote to approve executive compensation will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board of Directors also believes that an annual vote is therefore consistent with our efforts to engage in an on-going dialogue with our stockholders on executive compensation and corporate governance matters.

The advisory vote on the frequency of future advisory votes to approve executive compensation is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Although the proposal is non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results. Notwithstanding the Board of Directors’ recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

RECOMMENDATION

The Board of Directors recommends that you vote for “ONE YEAR” to hold a stockholder advisory vote to approve executive compensation each year.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

Beneficial Stock Ownership of Persons Owning More Than Five Percent of Common Stock

The following table shows the amount of our common stock beneficially owned by stockholders who we know to be the beneficial owners of more than 5% of the outstanding shares of SunCoke Energy common stock. The nature of beneficial ownership is sole voting and dispositive power, unless otherwise noted.

Name	Shares of Common Stock	Percent of Common Stock Outstanding

BlackRock, Inc. (1)	8,444,996	13.10%
Dimensional Fund Advisors LP (2)	5,440,218	8.45%
The Vanguard Group (3)	4,911,628	7.63%
Boston Partners (4)	4,594,984	7.14%
Mangrove Partners Master Fund, Ltd. (5)	3,115,439	4.84%

(1)

Number is as of December 31, 2017 and is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on January 17, 2018. BlackRock, Inc. has sole voting power with respect to 8,271,878 shares, and sole dispositive power with respect to 8,444,996 shares. The mailing address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Number is as of December 31, 2017 and is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 9, 2018. Dimensional Fund Advisors LP has shared voting power with respect to 5,220,205 shares, and shared dispositive power with respect to 5,440,218 shares. The mailing address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(3)

Number is as of December 31, 2017, and is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 7, 2018. The Vanguard Group has: sole voting power with respect to 68,344 shares; shared voting power with respect to 12,899 shares; sole dispositive power with respect to 4,833,686 shares; and shared dispositive power with respect to 77,942 shares. The mailing address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Number is as of December 31, 2017 and is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 13, 2018. Boston Partners has sole voting power with respect to 4,170,115 shares and shared voting power with respect to 34,645 shares, and sole dispositive power with respect to 4,594,984 shares. The mailing address of Boston Partners is One Beacon Street - 30th floor, Boston, MA 02108.

(5)

Number is as of December 31, 2017 and is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2018. Mangrove Partners Master Fund, Ltd. has shared voting and dispositive power with respect to 3,115,439 shares. The mailing address of Mangrove Partners Master Fund, Ltd. is c/o Maples Corporate Services, Ltd., P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Is. KY1-1104.

Beneficial Stock Ownership of Directors and Executive Officers

The following table shows the amount of our common stock beneficially owned as of March 7, 2018 by each director of SunCoke Energy, by each of our current NEOs and by all current directors and executive officers of SunCoke Energy as a group. Each person has sole investment and voting power over the securities listed in the table.

Name	Shares of Common Stock		Right to Acquire Within 60 days After March 7, 2018(1)	Total	Percent of Common Stock Outstanding

Michael G. Rippey	0		—	0	*
John W. Rowe	5,000	(2)	—	5,000	*
Andrew D. Africk	23,990		—	23,990	*
Alvin Bledsoe	5,934	(2)	—	5,934	*
Peter B. Hamilton	63,490		—	63,490	*
Susan R. Landahl	0		—	0	*
Robert A. Peiser	23,990		—	23,990	*
James E. Sweetnam	0		—	0	*
Fay West	26,305		144,813	171,118	*
P. Michael Hardesty	67,983		97,691	165,674	*
Gary P. Yeaw	44,070		77,854	121,924	*
Katherine T. Gates	7,916		29,457	37,373	*
All directors and executive officers as a group (12 persons)	268,678		349,815	618,493	*

*	Less than one percent of our outstanding common stock.

(1)

The amounts shown in this column reflect shares of SunCoke common stock which the persons listed have the right to acquire as a result of the exercise of stock options, and/or conversion of restricted share units, within 60 days after March 7, 2018 under certain plans, including the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan.

(2)

Certain directors have elected to defer their stock awards into common share units under the Directors’ Deferred Compensation Plan described on pages 18 through 20 of this proxy statement. Each common share unit is treated as if it were invested in shares of common stock, but these common share units do not have voting rights. Dividend equivalents are credited in the form of additional common share units. Such common share units will be settled in cash following termination of the director’s service on the Board of Directors, based upon the average closing price for a share of our common stock for the ten trading days on the NYSE immediately prior to the payment date. The following directors hold such common share units: Mr. Bledsoe: 59,939 units; Ms. Landahl: 3,520 units; Mr. Rowe: 58,780 units; and Mr. Sweetnam: 60,642 units.

Certain of our directors and executive officers own common units representing limited partnership interests of SunCoke Energy Partners, L.P., a master limited partnership in which SunCoke Energy has a 61.2% ownership interest. The number of such common units beneficially owned by individuals listed in the “Beneficial Stock Ownership of Directors and Executive Officers” Table as of March 7, 2018 is as follows (each person has sole investment and voting power over the securities listed):

Name	Number of SXCP Common Units	Right to Acquire Within 60 days After March 7, 2018	Total	Percent of SXCP Common Units Outstanding

Michael G. Rippey	0	—	0	*
John W. Rowe	0	—	0	*
Andrew D. Africk	0	—	0	*
Alvin Bledsoe	1,000	—	1,000	*
Peter B. Hamilton	0	—	0	*
Susan R. Landahl	0	—	0	*
Robert A. Peiser	0	—	0	*
James E. Sweetnam	16,100	—	16,100	*
Fay West	0	—	0	*
P. Michael Hardesty	2,431	—	2,431	*
Gary P. Yeaw	2,500	—	2,500	*
Katherine T. Gates	0	—	0	*
All directors and executive officers as a group (12 persons)	22,031	—	22,031	*

*	Less than one percent of the total number of the issued and outstanding common units, representing limited partnership interests in SunCoke Energy Partners, L.P.

(1)

In connection with his service on the board of the general partner of our sponsored master limited partnership, Mr. Bledsoe has elected to defer his common unit retainer into phantom unit credits under the SunCoke Energy Partners, L.P. Directors’ Deferred Compensation Plan. Each phantom unit credit is treated as if it were invested in the common units representing limited partner interests in the master limited partnership. Such phantom unit credits do not have voting rights. Distribution equivalents are credited in the form of additional phantom unit credits. Following termination of Mr. Bledsoe’s service on the general partner’s board, these phantom unit credits units will be settled in cash based upon the average closing price of a common unit for the ten trading days on the NYSE immediately prior to the payment date. As of March 7, 2018, Mr. Bledsoe held 348 phantom unit credits.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The following is the report of the Audit Committee dated February 14, 2018 with respect to SunCoke Energy’s audited financial statements for the year ended December 31, 2017. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that SunCoke Energy specifically incorporates such information by reference in such filing:

The Audit Committee consists of three members: Messrs. Bledsoe, Hamilton and Sweetnam. All of the members are independent directors under the NYSE and SEC audit committee membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board of Directors. A copy of the charter can be found on our corporate website at www.suncoke.com.

The Audit Committee is responsible primarily for assisting the Board of Directors in fulfilling its oversight responsibility of reviewing the financial information that will be provided to stockholders and others, appointing the independent registered public accounting firm and reviewing the services performed by our independent registered public accounting firm and internal audit department. The Audit Committee does not itself prepare financial statements or perform audits and its members are not auditors or certifiers of SunCoke Energy’s financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by our independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of our independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services. SunCoke Energy maintains an auditor independence policy that mandates that the Audit Committee pre-approve the audit and non-audit services and related budget in advance.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2017 with SunCoke Energy’s management and KPMG LLP (“KPMG”). The Audit Committee also has discussed with KPMG the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee also has received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence from SunCoke Energy.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the financial statements referred to above be included in the Annual Report on Form 10-K for the year ended December 31, 2017.

Members of the Audit Committee:

Alvin Bledsoe (Chair)

Peter B. Hamilton

James E. Sweetnam

Audit Fees

The following table sets forth the fees billed by our independent registered public accounting firm for the years ended December 31, 2017 and December 31, 2016. KPMG served as our principal independent registered public accountant for the fiscal years ended December 31, 2017 and December 31, 2016. The following table shows the fees billed for audit, audit-related services and all other services for each of the last two years:

Audit and Non-Audit Fees (1)
	KPMG LLP 2017	KPMG LLP 2016
Audit Fees (2)	$1,440,000	$1,471,300

Audit-Related Fees (3)	139,100	—
Tax Fees (4)	15,110	34,620
All Other Fees	63,630	—
Total	$1,657,840	$1,505,920

(1)

Effective May 8, 2015, SunCoke formally terminated the services of Ernst & Young LLP (“EY”) as SunCoke’s independent registered public accounting firm. In 2016, EY billed a total of $22,300, reflecting fees associated with certain reviews and the consents required in connection with the filing of SunCoke’s 2016 Annual Report on Form 10-K, and a shelf registration statement (Reg. No. 333-212785) on Form S-3, declared effective November 15, 2016.

(2)

Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, quarterly review of financial statements included in our Quarterly Reports on Form 10-Q, fees for reviews of our registration statements filed with the SEC and audit services provided in connection with other statutory and regulatory filings.

(3)

Audit-related fees relate to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor, such as employee benefit plan audits, and agreed upon procedures required to comply with financial, accounting or regulatory reporting. During 2017, these included fees relating to issuance of comfort letters in connection with certain financing transactions, review of SunCoke’s financial statements in response to an SEC comment letter, and advice on regulatory changes affecting revenue recognition and lease accounting.

(4)	Tax fees relate to professional services rendered in connection with tax audits, international tax compliance and international tax consulting and planning services.

Audit Committee Pre-Approval Policy

SunCoke Energy maintains an auditor independence policy that mandates that the Audit Committee pre-approve the audit and non-audit services and related budget in advance. The policy:

•	identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired;

•	describes the audit, audit-related and tax services that may be provided and the non-audit services that are prohibited; and

•	sets forth pre-approval requirements for all permitted services.

In some cases, pre-approval is provided by the full Audit Committee for the applicable fiscal year for a particular category or group of services, subject to an authorized amount. In other cases, the Audit Committee specifically pre-approves services. To ensure compliance with the policy, the policy requires that our Vice President and Controller report the amount of fees incurred for the various services provided by the auditor not less frequently than semi-annually. The Audit Committee has delegated authority to its Chair to pre-approve one or more individual audit or permitted non-audit services for which estimated fees do not exceed $100,000, as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any such pre-approvals must then be reported at the next scheduled meeting of the Audit Committee.

PROPOSAL 5 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee has appointed KPMG to serve as SunCoke Energy’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Board of Directors is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider the appointment and may retain KPMG or another accounting firm without resubmitting the matter to stockholders.

Even if the stockholders ratify the appointment of KPMG, the Audit Committee may select another firm if it determines such selection to be in the best interest of SunCoke Energy and our stockholders. Representatives from KPMG are expected to be present at the 2018 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our stockholders.

RECOMMENDATION

The Board of Directors recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of KPMG as SunCoke Energy’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

OTHER INFORMATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 regarding the number of shares of our common stock that may be issued under the LTPEP and the Retainer Stock Plan.

Plan category	No. of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted avg. exercise price of outstanding options, warrants and rights (b) (1)	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,054,058(2)	$15.29	1,751,036
Equity compensation plans not approved by security holders	—	—	—

Total	4,054,058	$15.29	1,751,036(3)

(1)	Weighted-average exercise price of outstanding stock options (excludes restricted stock units, which were granted at no cost to participants).

(2)

Includes conversions of Sunoco stock to SunCoke Energy stock upon completion of IPO on January 21, 2012 and 2011-2015 grants made under the LTPEP. Consists of 5,481,124 stock options, 1,309,326 restricted share units, and 1,191,805 performance share units and excludes cancellations, exercises and awards released.

(3)	Consists of 1,399,708 shares available for issuance under the LTPEP and 351,328 shares available for issuance under the Retainer Stock Plan

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of the forms they file. Based upon our review of filings made with the SEC and representations made by our directors and executive officers, we believe that our directors and executive officers timely filed all reports required under Section 16(a) during the fiscal year ended December 31, 2017.

Future Stockholder Proposals

In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2019 Annual Meeting, the proposal must be received by our Corporate Secretary at SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532, on or before November 21, 2018 and comply with the procedures and requirements set forth in Rule 14a-8(e)(2) under the Exchange Act.

In accordance with the advance notice requirements contained in our Amended and Restated Bylaws, for director nominations or other business to be brought before the 2019 Annual Meeting by a stockholder, other than Rule 14a-8 proposals described above, written notice must be delivered no earlier than the close of business on January 3, 2019 and no later than the close of business on February 4, 2019 to our Corporate Secretary at SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532.

These stockholder notices must comply with the requirements of our Amended and Restated Bylaws and will not be effective otherwise.

Solicitation of Proxies

The cost of soliciting proxies in the enclosed form will be borne by SunCoke Energy. In addition to solicitation by mail, our officers and other employees may solicit proxies personally, by telephone, by e-mail and by facsimile. We may request banks and brokers or other similar agents or fiduciaries to transmit the proxy materials to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. We have retained Morrow Sodali LLC, 470 West Ave, Stamford, Connecticut 06902, to assist us in the solicitation of proxies for an estimated fee of $9,500, plus reimbursement of certain out-of-pocket expenses.

By order of the Board of Directors,

John J. DiRocco, Jr.

Vice President, Assistant General Counsel and Corporate Secretary

Lisle, Illinois

March 21, 2018

EXHIBIT A

SUNCOKE ENERGY, INC.

LONG-TERM PERFORMANCE ENHANCEMENT PLAN

(Amended and Restated Effective as of February 14, 2018)

ARTICLE I

AMENDMENT AND RESTATEMENT

SunCoke Energy, Inc. (the “Company”) established the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan (the “Plan”) effective as of July 21, 2011. The Plan was amended and restated effective February 22, 2013, and is hereby further amended and restated effective as of February 14, 2018, subject to approval by the Company’s stockholders at the Company’s annual meeting on May 3, 2018. Awards granted prior to the effective date of the Plan’s amendment and restatement shall be governed by the terms of the Plan as in effect on the grant date of the Award.

ARTICLE II

PURPOSE

The purposes of the Plan are to: (a) better align the interests of stockholders and Key Employees by creating a direct linkage between Participants’ rewards and stockholders’ gains; (b) provide Key Employees with the ability to increase equity ownership in the Company; (c) provide competitive compensation opportunities that can be realized through attainment of performance goals; and (d) provide an incentive to Key Employees for continued service with the Company.

ARTICLE III

DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below:

3.1    “Affiliate” means any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

3.2    “Award” means an Option, Restricted Stock, Share Unit or SAR granted pursuant to the terms of the Plan.

3.3    “Board of Directors” means the Board of Directors of the Company.

3.4    “Change in Control” means the occurrence of any of the following events:

(a)    The acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(i), (c)(ii) and (c)(iii) of this definition.

(b)    Individuals who, as of the date that the Plan becomes effective, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

(c)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries, in each case unless, following such business combination:

(i)    all or substantially all of the individuals and entities that were the beneficial owners of the then outstanding Common Stock and the then outstanding Company voting securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such business combination of the then outstanding Common Stock and the then outstanding Company voting securities, as the case may be;

(ii)    no person (excluding any corporation resulting from such business combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such business combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such business combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the business combination; and

(iii)    at least a majority of the members of the board of directors of the corporation resulting from such business combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such business combination; or

(d)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

3.5    “Code” means the Internal Revenue Code of 1986, as amended.

3.6    “Committee” means the Compensation Committee of the Board of Directors, as constituted from time to time. The Compensation Committee shall consist of at least two members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Exchange Act.

3.7    “Common Stock” means common stock, par value $0.01 per share, of the Company.

3.8    “Company” means SunCoke Energy, Inc., a Delaware corporation, or any successor thereto.

3.9    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.10    “Fair Market Value” means the closing price of a share of Common Stock on the New York Stock Exchange.

3.11    “Incentive Stock Option” or “ISO” means an option granted under Article V that meets the requirements of Section 422(b) (or any successor provision) of the Code.

3.12    “Incumbent Board” has the meaning provided in Section 3.4(b).

3.13    “Just Cause” means, unless otherwise defined in an Award agreement, as determined by the Committee:

(a)    the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company and its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer that specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties;

(b)    indictment of the Participant for a felony in connection with the Participant’s employment duties or responsibilities to the Company and its Subsidiaries that is not quashed within six months;

(c)    conviction of Participant of a felony;

(d)    willful conduct by the Participant in connection with the Participant’s employment duties or responsibilities to the Company and its Subsidiaries that is gross misconduct (including, but not limited to, dishonest or fraudulent acts) and places the Company and its Subsidiaries at risk of material injury; or

(e)    the Participant’s failure to comply with a policy of the Company and its Subsidiaries that places the Company and its Subsidiaries at risk of material injury.

For purposes of this Section 3.13, no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. In addition, for purposes of this Section 3.13, “injury” shall include, but not be limited to, financial injury and injury to the reputation of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

3.14    “Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan. A Key Employee may also include a person who is granted an Award in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

3.15    “Option” has the meaning provided in Section 5.1.

3.16    “Optionee” means the holder of an Option.

3.17    “Participant” means a Key Employee selected to receive an Award under the Plan.

3.18    “Plan” means this SunCoke Energy, Inc. Long-Term Performance Enhancement Plan, as amended from time to time.

3.19    “Qualifying Termination” means, unless otherwise defined in an Award agreement, with respect to the employment of any Participant who is a participant in the SunCoke Energy, Inc. Special

Executive Severance Plan, a “Qualifying Termination” as defined in such plan, and with respect to the employment of any other Participant, the following:

(a)    a termination of employment by the Company within 24 months after a Change in Control, other than for Just Cause, death or permanent disability; or

(b)    a termination of employment by the Participant within 24 months after a Change in Control for one or more of the following reasons:

(i)    the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant’s positions, duties, responsibilities and status with the Company and its Subsidiaries immediately prior to the Change in Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant’s termination of employment by the Company for Just Cause;

(ii)    a reduction by the Company in the Participant’s combined annual base salary and guideline (target) bonus as in effect immediately prior to the Change in Control; or

(iii)    the Company requires the Participant to be based anywhere other than the Participant’s present work location or a location within 35 miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant’s travel obligations during the period of 12 consecutive months immediately preceding the Change in Control;

provided, however, that in the case of any such termination of employment by a Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless (x) Participant has notified the Company in writing describing the occurrence of one or more such events within 60 days of such occurrence, (y) the Company fails to cure such event within 30 days after its receipt of such written notice and (z) the termination of employment occurs within 120 days after the occurrence of such event.

3.20    “Restricted Stock” has the meaning provided in Section 7.1.

3.21    “Share Units” has the meaning provided in Section 6.1.

3.22    “Stock Appreciation Right” or “SAR” has the meaning provided in Section 8.1.

3.23    “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

ARTICLE IV

TERM OF PLAN; ADMINISTRATION; TYPES OF AWARDS;

SHARES UNDER AWARDS; AWARD AGREEMENTS

4.1    Term of the Plan. No Awards shall be made under this Plan after February 14, 2028. The Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

4.2    Administration. The Plan shall be administered by the Committee, which shall have the authority, in its sole discretion and from time to time to, among other things:

(a)    designate the Participants;

(b)    grant Awards provided in the Plan in such form and amount as the Committee shall determine;

(c)    determine the terms and conditions of each Award under the Plan and impose such limitations, restrictions and conditions upon any such Award including performance goals, in each case as the Committee shall deem appropriate; and

(d)    interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. The decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or not taken or decision made or not made in good faith relating to the Plan or any Award thereunder.

4.3    Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:

(a)	Options, as described in Article V;

(b)	Share Units, as described in Article VI;

(c)	Restricted Stock, as described in Article VII; and/or

(d)	SARs, as described in Article VIII.

4.4    Shares Under Awards.

(a)    The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be the sum of (i) the number of shares of Common Stock that may be issuable upon exercise or vesting of any Awards initially granted under the Sunoco Long-Term Incentive Plan and (ii) 7,500,000 (which reflects the shares previously authorized under the Plan and an additional 1,500,000 shares to be issued under the Plan pursuant to this most recent amendment and restatement). The limit set forth in this Section 4.4(a) shall be subject to the provisions of Section 9.7. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

(b)    During a calendar year, no single Participant who is a Key Employee may be granted:

(i)    Options covering in excess of 1,000,000 shares of Common Stock; or

(ii)    Awards in the form of Share Units or Restricted Stock covering in excess of 750,000 shares of Common Stock in the aggregate (or if such Award is settled in cash, an amount equal to the Fair Market Value of such number of shares of Common Stock on the date on which the Award is settled).

The limits set forth in this Section 4.4(b) shall be subject to the provisions of Section 9.7.

(c)    The number of shares of Common Stock delivered by a Participant or beneficiary or withheld by the Company on behalf of any such Participant or beneficiary as full or partial payment of an Award, including the exercise price of an Option or of any required withholding taxes, shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan. Any shares of Common Stock purchased by the Company with proceeds from an Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of shares that may be issued under the Plan and shall not increase the number of shares available under the Plan. If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason, or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.

4.5    Award Agreements.

(a)    Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (i) an agreement not to compete with the Company which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (ii) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (iii) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Committee shall determine. If the Participant shall fail to enter into any such agreement at the request of the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

(b)    An Award Agreement shall contain a vesting schedule as determined in the sole discretion of the Committee; provided that Options and SARs shall not become exercisable until at least one year following the date of grant, and the restrictions on Restricted Stock and Share Units shall not lapse for at least one year following the date of grant; and provided further that notwithstanding the foregoing, no minimum vesting schedule shall apply to Awards that result in the issuance of up to an aggregate of 5% of the shares of Common Stock reserved and available for issuance under Section 4.4(a).

ARTICLE V

OPTIONS

5.1    Award of Options. From time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, the Committee may grant to any Participant, one or more Options to purchase the shares of Common Stock (“Options”). Options that are ISOs may be granted only to Key Employees. The grant date for each Option shall be the date of the Committee action to make the Award or, if later, the date selected by the Committee as the date of grant of the Option pursuant to the Plan.

5.2    Option Agreements. The grant of an Option shall be evidenced by a written Option agreement, executed by the Company and the holder of an Option, stating the number of shares subject to the Option, the vesting terms, the treatment of the Option upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.

5.3    Exercise Price. The per share exercise price of each Option shall be not less than the Fair Market Value on the grant date.

5.4    Term and Exercise. The term and the vesting schedule of each Option shall be determined by the Committee. No Option shall be exercisable after the expiration of its term and the maximum term of any Option shall be ten years.

5.5    Required Terms and Conditions of ISOs. In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a)    The aggregate exercise price of a Key Employee’s ISOs that become exercisable for the first time during a particular calendar year shall not exceed $100,000. If this dollar limit is exceeded, the portion of the ISO that does not exceed the applicable limit shall be an ISO and the remainder shall not be an ISO; but in all other respects, the original Option Agreement shall remain in full force and effect.

(b)    Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns more than 10% of the Common Stock (or stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries): (i) the exercise price of the ISO shall be not less than 110% of the Fair Market Value on the ISO’s grant date; and (ii) the ISO shall expire, and all rights to purchase Common Stock thereunder shall expire, no later than the fifth anniversary of the ISO’s grant date.

(c)    No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan’s ISO provisions are adopted or approved by stockholders of the Company.

5.6    Transferability.

(a)    No Option may be transferred by the Participant other than by will, by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable provisions of law, and during the Participant’s lifetime the Option may be exercised only by the Participant; provided, however, that, subject to such limits as the Committee may establish, the Committee, in its discretion, may allow the Participant to transfer an Option that is not an ISO for no consideration to, or for the benefit of, an immediate family member or to a bona fide trust for the exclusive benefit of such immediate family member, or a partnership or limited liability company in which immediate family members are the only partners or members. Immediate family members are the Participant’s spouse (including common law spouse), siblings, parents, children, step-children, adoptive relations and grandchildren, and shall include the Participant.

(b)    A transfer pursuant to Section 5.6(a) may only be effected following advance written notice from the Participant (or Participant’s estate) to the Committee describing the terms and conditions of the proposed transfer, and such transfer shall become effective only when recorded in the Company’s record of outstanding Options. Any such transfer pursuant to Section 5.6(a) is further conditioned on the Participant and the immediate family member or other transferee agreeing to abide by the Company’s Option transfer guidelines. In the discretion of the Committee, the right to transfer an Option pursuant to Section 5.6(a) also will apply to the right to transfer ancillary rights associated with such Option, and to the right to consent to any amendment to the applicable Option agreement.

(c)    Subsequent transfers by a transferee pursuant to Section 5.6(a) shall be prohibited except in accordance with the laws of descent and distribution, or by will.

(d)    Following any transfer pursuant to this Section 5.6, any transferred Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the terms “Optionee” or “Participant” shall be deemed to include the transferee; provided, however, that the terms governing exercisability of an Option that apply following any events of termination of employment shall apply based on the employment status of the original Optionee. Neither the Committee nor the Company will have any obligation to inform any transferee of an Option of any expiration, termination, lapse or acceleration of such Option. The Company will have no obligation to register with any federal or state securities commission or agency any Shares issuable or issued under an Option that has been transferred by a Participant under this Section 5.6.

(e)    In no event shall a Participant be permitted to transfer an Option to a third party financial institution without approval of the Company’s stockholders.

5.7    Dividends/Dividend Equivalents. No dividends or dividend equivalents shall be paid with respect to any shares subject to an Option prior to the exercise of the Option.

5.8    Manner of Payment. Each Option agreement shall set forth the procedure governing the exercise of any portion of the Option granted thereunder, and shall provide that, upon such exercise, the Optionee shall pay to the Company, in full, an amount equal to the product of (a) the exercise price and (b) the number of shares of Common Stock with respect to which Optionee exercises the Option. A Participant may pay the aggregate exercise price through cash payment (including cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Option necessary to pay the exercise price), the delivery of shares of Common Stock owned by the Optionee, or by foregoing delivery of shares of Common Stock subject to the Option, in each case having an aggregate Fair Market Value (as determined as of the date prior to exercise) equal to the aggregate exercise price; provided, however, that any use of shares of Common Stock to satisfy the aggregate exercise price must be in compliance with then applicable accounting rules.

ARTICLE VI

SHARE UNITS

6.1    Award of Share Units. The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant Awards denominated in shares of Common Stock (“Share Units”) that will be settled, subject to the terms and conditions of the Share Units, in an amount in cash, shares of Common Stock or both. At the time it authorizes the grant of any Share Units, the Committee shall condition the vesting of the Share Units upon (a) continued service of the applicable Participant and/or (b) the attainment of performance goals. Settlement of Share Units shall be made either in shares of Common Stock, or in cash, at the sole discretion of the Committee. The medium of payment shall be set forth in the Committee’s resolution granting the Share Units and in the Share Unit agreement with the Participant.

6.2    Share Unit Agreements. Share Units granted under the Plan shall be evidenced by written agreements stating the type of Share Units, the number of Share Units granted, the vesting and settlement terms, the form of payment, the treatment of Share Units upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.

6.3    Dividend Equivalents. Unless otherwise determined by the Committee, this Section 6.3 shall govern the treatment of dividend equivalents. A holder of Share Units will be entitled to receive payment from the Company in an amount equal to each cash dividend the Company would have paid to such holder had he, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of outstanding Share Units. The Company shall establish a bookkeeping account on behalf of each Participant in which the dividend equivalents allocated to such shall be credited. The dividend equivalent account will not bear interest. Vesting and payment of dividend equivalents will correspond to the vesting and settlement of the Share Units with respect to which the dividend equivalents relate.

ARTICLE VII

RESTRICTED STOCK

7.1    Award of Restricted Stock.

(a)    The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant Awards in the form of actual shares of Common Stock that are subject to restrictions on transfer, the lapse of which restrictions is contingent upon continued service and/or the satisfaction of performance conditions (“Restricted Stock”). Until such restrictions lapse, the shares of Restricted Stock shall be held in “book-entry” form in the records of the Company’s transfer agent, and no shares will be delivered to the Participant until the applicable restrictions lapse.

7.2    Restricted Stock Agreements. Restricted Stock granted under the Plan shall be evidenced by written agreements stating the number of shares of Restricted Stock granted, the vesting and settlement terms, the treatment of the Award upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.

7.3    Rights of a Stockholder. Except as provided in this Article and in the applicable Award agreement, a Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Vesting and payment of any cash dividends will correspond to the vesting of the Restricted Stock with respect to which such dividends relate. If so determined by the Committee in the applicable Award agreement, (a) cash dividends on the Common Stock subject to the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, subject to the vesting of the underlying Restricted Stock, and (b) subject to any adjustment pursuant to Section 9.7, dividends payable in Common Stock shall be paid in the form of Restricted Stock, held subject to the vesting of the underlying Restricted Stock.

ARTICLE VIII

SARs

8.1    Award of Options. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant one or more SARs, which upon exercise entitles the Participant to receive from the Company the number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised (“SAR”). The grant date for each SAR shall be the date of the Committee action to make the Award or, if later, the date selected by the Committee as the date of grant of the Option pursuant to the Plan.

8.2    SAR Agreements. The grant of an SAR shall be evidenced by a written SAR agreement, executed by the Company and the holder of the SAR, stating the number of shares subject to the SAR, the vesting terms, the treatment of the SAR upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.

8.3    Exercise Price. The per share exercise price of each SAR shall be not less than the Fair Market Value on the grant date.

8.4    Term and Exercise. The term and the vesting schedule of each SAR shall be determined by the Committee. No SAR shall be exercisable after the expiration of its term and the maximum term of any SAR shall be ten years.

8.5    Dividends/Dividend Equivalents. No dividends or dividend equivalents shall be paid with respect to any SAR.

8.6    Manner of Payment. Each SAR agreement shall set forth the procedure governing the exercise of any portion of the SAR granted thereunder, and shall provide that, upon such exercise, the

Company shall (a) issue the total number of full shares of Common Stock to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional share, and (b) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares it would otherwise be obligated to deliver.

ARTICLE IX

MISCELLANEOUS

9.1    General Restriction. Each Award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that: (a) the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any state or Federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares thereunder, then such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

9.2    Non-Assignability. Except as otherwise set forth in Section 5.6 of the Plan, Awards shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution or to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable provisions of law.

9.3    Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company, or affect any right which the Company may have to terminate the employment of, or service by, such Participant. If an Affiliate ceases to be an Affiliate as a result of the sale or other disposition by the Company or one of its continuing Affiliates of its ownership interest in the former Affiliate, or otherwise, then individuals who remain employed by such former Affiliate thereafter shall be considered for all purposes under the Plan to have terminated their employment relationship with the Company and its Subsidiaries.

9.4    Non-Uniform Determinations. The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

9.5    Rights as a Stockholder; Share Delivery.

(a)    Except as otherwise provided in Section 7.3 with respect to Restricted Stock, a Participant receiving an Award under the Plan shall have no rights as a stockholder with respect thereto unless and until shares of Common Stock are issued on behalf of such Participant.

(b)    Shares of Common Stock issued pursuant to the settlement of an Award shall be represented by stock certificates or issued on an uncertificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided, however, that upon the written request of the Participant, the Company shall issue, in the name of the Participant, stock certificates representing such shares of Common Stock.

9.6    Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leaves of absence.

9.7    Adjustments.

(a)    In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, the Committee or Board of Directors shall make an equitable and proportionate anti-dilution adjustment. Such mandatory adjustment may include a change in one or more of the following: (i) the aggregate number of shares of Common Stock reserved for issuance and delivery under Section 4.4(a) of the Plan; (ii) the individual limits under Section 4.4(b) of the Plan; (iii) the number of shares or other securities subject to outstanding Awards under the Plan; (iv) the exercise price of outstanding Options; and (v) other similar matters.

(b)    In the event of a merger, amalgamation, consolidation, acquisition of property or shares, separation, spinoff, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, or similar event affecting the Company or any of its Subsidiaries that is not an event described in Section 9.7(a), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares or other securities reserved for issuance and delivery under Section 4.4(a) of the Plan; (ii) the individual limits under Section 4.4(b) of the Plan; (iii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards under the Plan; (iv) the exercise price of outstanding Options; and (v) other similar matters, and such adjustments may include, without limitation, (A) the cancellation of outstanding Awards granted under the Plan in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board of Directors in its sole discretion (it being understood that in the case of a corporate transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board of Directors that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such corporate transaction over the exercise price of such Option shall conclusively be deemed valid), (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding Awards under the Plan, and (C) arranging for the assumption of Awards granted under the Plan, or replacement of Awards granted under the Plan with new Awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such transaction as well as any corresponding adjustments to Awards under the Plan that remain based upon Company securities.

9.8    Change in Control. The Committee may provide in any Award agreement for provisions relating to a Change in Control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding Awards.

9.9    Amendment of the Plan; Amendment of Awards.

(a)    The Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the applicable exchange on which the Common Stock is listed.

(b)    The Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause an Award, without the Participant’s consent, to materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

(c)    Notwithstanding the foregoing and except as described in Section 9.7, there shall be no amendment to the Plan or any outstanding Option agreement or SAR agreement that results in the repricing of Options or SARs without stockholder approval. For this purpose, repricing includes (i) a reduction in the exercise price of an Option or SAR or (ii) the cancellation of an Option or SAR in exchange for cash, Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, other Awards or any other consideration provided by the Company.

9.10    Required Taxes. When an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company shall require the Participant to pay the Company the minimum amount of the tax required to be withheld, and in the Company’s sole discretion, the Company may permit the Participant to pay up to the maximum individual statutory rate of applicable withholding. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes: (a) in cash; (b) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes; (c) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the amount of tax to be withheld; or (d) by delivering previously acquired shares of Common Stock that have an aggregate Fair Market Value equal to the amount to be withheld. The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the withholding taxes.

9.11    Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, any payments (whether in cash, shares or other property) to be made with respect to the Award upon the Participant’s termination of employment shall be delayed until the first day of the seventh month following the Participant’s termination of employment if the Participant is a “specified employee” within the meaning of Section 409A of the Code.

9.12    Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

SUNCOKE ENERGY, INC. 1011 WARRENVILLE ROAD SUITE 600 LISLE, IL 60532

VOTE BY INTERNET - www.proxyvote.com

Vote the shares online and request future electronic delivery of information up until 11:59 p.m. Eastern Time on May 2, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

Help us reduce the costs of printing and mailing proxy materials by consenting to receive all future proxy statements, proxy cards and annual reports electronically via the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 2, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E39903-P01629	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNCOKE ENERGY, INC. The Board of Directors recommends you vote FOR proposal 1:
1.	To elect two directors to the 2018 Class of directors whose term expires in 2021.

	Nominees:		For	Against	Abstain
	1a. Alvin Bledsoe		☐	☐	☐	The Board of Directors recommends you vote FOR proposal 5:	For	Against	Abstain

	1b. Susan R. Landahl		☐	☐	☐	5. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2 and 3:
2.	To approve the amendment and restatement of the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan.		☐	☐	☐	The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, or is unclear, this proxy will be voted FOR proposals 1, 2, 3 and 5, and “1 YEAR” on proposal 4. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.
3.	To hold a non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”).		☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on proposal 4:		1 Year	2 Years	3 Years	Abstain

4.	To hold a non-binding advisory vote on the frequency of future Say-on-Pay votes.	☐	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy should sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K are available at

www.proxyvote.com.

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E39904-P01629

SUNCOKE ENERGY, INC.
Annual Meeting of Stockholders
May 3, 2018, 9:00 a.m.
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Michael G. Rippey and Fay West, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SUNCOKE ENERGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on May 3, 2018, at the Hotel Arista, 2139 CityGate Lane, Naperville, Illinois 60563, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, OR IS UNCLEAR, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2, 3 AND 5, AND “1 YEAR” ON PROPOSAL 4.

IF YOU DO NOT VOTE BY TELEPHONE, OR OVER THE INTERNET, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side